Exhibit 6.225

DR Horton Sales DHI Sales Contract Cover Page

Project: Aspire
Section/Phase:
Lot Address: 10633 Caresso Loop SW
Buyer: Arrived Holdings LLC

DO NOT MARK ON THIS PAGE

941991098

2155669

11226159

CONTRACT

23 HOME CONFIGURATION

Administrative Cover Sheet/Internal Office Use Only 941990000-1098
Aspire - ALBUQUERQUE, NM 87121
11/23/2022

Purchaser(s)
Arrived Holdings Inc. and Arrived Holdings LLC

Selected Home
Plan Name: Plan 3021 - The Sabrina   Plan #/Elevation :3021/B Home-site: 1098

Property Address
10633 Caresso Loop SW, ALBUQUERQUE, NM 87121

Contract
Salesperso[redacted]

Estimated Closing Date: TBD

Design Center Appointment (ENTER):

Contingency
Type: (No contingencies found.)

Expiration Date: 01/22/2023

Lender Information
Lender Name: ______________________________

Lending Agent:

Real Estate Agent
Real Estate Agen[redacted]

Realtor Notes:

Earnest and Option Deposits
$10,000.00

Plan Adjustments and Incentive Options (if applicable)
<$60,600.00>
(No option incentives found.)

Price Computation:

Base Sales Price:	$389,990.00
Lot Premium:	$5,000.00
Total Options:	$1,600.00
Minus Lot Adjustments: $ 0.00	
Minus Plan Adjustments: <$60,600.00>	

[redacted]

REALTOR®

EQUAL HOUSING OPPORTUNITY

NEW MEXICO ASSOCIATION OF REALTORS®
BROKER DUTIES - 2020
PART I – BROKER DUTIES

Per New Mexico law, Brokers are required to perform a specific set of applicable Broker Duties. Prior to the time the Broker generates or presents any written documents that has the potential to become an express written agreement, he/she must disclose such duties and obtain written acknowledgement that the Broker has made such disclosures.

Brokers owe the following broker duties to *all* prospective buyers, sellers, landlords (owners) and tenants.

1. Honesty and reasonable care and ethical and professional conduct;
2. Compliance with local, state, and federal fair housing and anti-discrimination laws, the New Mexico Real Estate License Law and the Real Estate Commission rules and other applicable local, state, and federal laws and regulations;
3. Performance of any and all written agreements made with the prospective buyer, seller, landlord (owner) or tenant;
4. Written disclosure of potential conflict of interest or any other written agreement that the broker has in the transaction, including, but not limited to:
   - **A.** any written brokerage relationship the Broker has with any other parties to the transaction or;
   - **B.** any material interest or relationship of a business, personal, or family nature that the broker has in thetransaction;
   - **C.** any written agreement the Broker has with a licensed Transaction Coordinator who will be providing service related to the transaction.
5. Written disclosure of any adverse material facts actually known by the broker about the property or the transaction, or about the financial ability of the parties to the transaction to complete the transaction; adverse material facts do not include any information covered by federal fair housing laws or the New Mexico Human Rights Act.

In addition to the above duties, Brokers owe the following Broker Duties to the buyer, seller, landlord (owner) and/or tenant to whom the broker is directly providing real estate services, regardless of the scope and nature of those services. Brokers working as Property Managers for a landlord (owner) are directly providing real estate services to the landlord (owner), not to the tenant:

1. Unless otherwise agreed in writing with the applicable party, assistance to the party in completing the transaction, including:
   - **A.** timely presentation of and response to all written offers or counter-offers; and
   - **B.** active participation in assisting in complying with the terms and conditions of the contract and with the finalization of the transaction;
2. Acknowledgement by the broker that there may be matters related to the transaction that are outside the broker's knowledge or expertise and that the broker will suggest that the party seek expert advice on thesematters;
3. Advice to consult with an attorney regarding the effectiveness, validity or consequences of any written document generated by the brokerage or presented to the party and that has the potential to become an express written agreement;
4. Prompt accounting for all money or property received by the broker;
5. Maintenance of any confidential information learned in the course of any prior agency relationship unless the disclosure is with the former principal's written consent or is required by law;
6. Written disclosure of brokerage relationship options available in New Mexico which include, but are not limitedto;
   - **A. Exclusive agency:** an express written agreement between a person and a brokerage wherein the brokerage agrees to exclusively represent as an agent the interests of the person in a real estate transaction. Such agreements include buyer agency, seller agency, designated agency, and sub-agency agreements.
   - **B. Dual agency:** an express written agreement that modifies existing exclusive agency agreements to provide that the brokerage agrees to act as a facilitator in a real estate transaction rather than as an exclusive agent for either party to the transaction.
   - **C. Transaction Broker:** The non-fiduciary relationship created by law, wherein a brokerage provides real estate services without entering into an agency relationship.
7. Unless otherwise authorized in writing, a broker who is directly providing real estate services to a seller/owner shall not disclose the following to the buyer/tenant in a transaction:
   - **A.** that the seller/owner has previously indicated they will accept a sales/lease price less than the asking or listed price of a property;
   - **B.** that the seller/owner will agree to financing terms other than those offered;

Initial [redacted] 3/2022

e

[redacted] formation the seller/owner has requested in writing remain confidential, unless disclosure is required by law;

APPLICABLE PARTY: PLEASE ACKNOWLEDGE RECEIPT OF THIS INFORMATION BY INITIALING BELOW

Initials [redacted] /23/2022
ate

[redacted]

NEW MEXICO ASSOCIATION OF REALTORS®
BROKER DUTIES - 2020
PART I – BROKER DUTIES

1. Unless otherwise authorized in writing, a broker who is directly providing real estate services to a buyer/tenant shall not disclose the following to the seller/owner in the transaction:
   - **A.** that the buyer/tenant has previously indicated they will pay a price greater than the price submitted in a written offer;
   - **B.** the buyer/tenant's motivation for buying/leasing; or
   - **C.** any other information the buyer has requested in writing remain confidential, unless disclosure is required by law.
2. In the event, the broker is working for the landlord (owner) as a residential property manager, the broker additionally owes to the landlord (owner) all duties owed under the law of agency.

In addition to the broker duties owed to prospective buyers, sellers, landlords (owners) and tenants as set forth in the above sections, Brokers working as Property Managers for landlords (owners) owe the following duties to TENANTS:

1. Prompt accounting for all money or property received by the broker from the tenant, including issuance of a receipt for cash received;
2. If a residential property manager, written disclosure that the broker is the agent of the owner of the property and not of the tenant; in the commercial property management context, written disclosure of the broker's relationship with the landlord (owner).

PART II - OTHER REQUIRED DISCLOSURES

Broker shall update these and all other required disclosures as needed.

If any of the following apply, attach Broker Duties Supplemental Disclosure NMAR Form 2100 or other disclosure document.

1. ☐ Broker has a written brokerage relationship with any other party(ies) to the transaction.
2. ☐ Broker(s) has any **CONFLICT OF INTEREST** (including any material interest or relationship of a business, personal, or family nature in the transaction).
3. ☐ Broker(s) knows of **ADVERSE MATERIAL FACTS** about the Property or Transaction.
4. ☐ Broker(s) has a written agreement with a licensed **TRANSACTION COORDINATOR** who will be providing services related to the transaction.
5. ☐ **PROPERTY MANAGEMENT ONLY. TO TENANT:** If Broker is working as a residential property manager Broker is working as the agent of the owner of the Property. In the commercial property management context, broker is working with the owner of the Property in the following capacity: ☐ AGENT ☐ TRANSACTION BROKER ☐ OTHER. If "OTHER", explain: ______________________

____

APPLICABLE PARTY

PARTY IS A ☐ SELLER ☑**BUYER** LANDLORD (OWNER) TENANT

BUYER:

[redacted]

Initials [redacted] 11/23/2022
Date

[redacted]

BROKER

[redacted] [redacted]

Initial [redacted] 022

HOMEOWNER INFORMATION SHEET

****Do have a home to sell?**
○ YES or ⊗ NO

****Do you intend to close on this home if your current home does not sell?**
⊗ YES or ○ NO

Homeowner # 1 Information

Name: Arrived Holdings LLC

Current Address: Home Phone:

Work Phone: Cell Phone: [redacted] Fax:

E-mail Address: [redacted]

Homeowner # 2 Information (if applicable)

Name: Arrived Holdings LLC

Current Address: Home Phone:

Work Phone: Cell Phone: Fax:

E-mail Address:

Authorization:
By affixing my signature below, I confirm that the information provided above is true and accurate: and I grant that this information be used to pre-qualify me for a mortgage loan, including the right to obtain my credit report. I understand that the information will remain private and confidential.

Purchaser:

[redacted]

[redacted]

[redacted]

[redacted]

For Office Use Only
Sales Associate: Maribel Hernandez
Office Phone:
Cell:
Co-Broker: Jason Green
Office Phone:
Cell:

D·R·HORTON® America's Builder

CONTRACT OF SALE – RESIDENTIAL CONSTRUCTION

1. **PARTIES:** Arrived Holdings Inc. and Arrived Holdings LLC (**"**Buyer") agrees to purchase from D. R. Horton, Inc., a Delaware corporation ("Seller"), and Seller agrees to sell to Buyer, the following real property, located in BERNALILLO County, New Mexico, together with the house (the "House") to be constructed thereon by Seller's corporate affiliate DRH Southwest Construction, Inc. ("DHI Southwest") (the "Property") on the terms and conditions set forth herein and in the addenda which are made part of this Contract, as they may be amended from time to time.

STREET ADDRESS: 10633 Caresso Loop SW, ALBUQUERQUE, NM 87121

BLOCK/LOT: 1098 SUBDIVISION: Aspire

PLAN: 3021 ELEVATION: B GARAGE HAND: L -

APPROX. SQ. FT. BASE PLAN W/O OPTIONS: 2,209 FEATURE ADDENDUM VERSION (DATE): 09/10/2021

2. **SALE PRICE, OPTIONS and UPGRADES:** The purchase price for the Property, including any lot premium and the terms regarding any options and upgrades are set forth in Addendum 1 hereto as may be amended from time to time.

3. **EARNEST MONEY DEPOSIT:** Buyer shall tender to and deposit with DHI Title (the "Title Company), or such other title company as Seller and Buyer may select, an earnest money deposit of $10,000.00 (the "Earnest Money") upon execution by Buyer of this Contract. The Earnest Money, and any funds collected for upgrades or optional items, are non-refundable except as expressly provided herein. Any checks returned unpaid will result in a twenty-five dollar ($25.00) charge. For VA Loans Only: The Earnest Money will be deposited with the Title Company in a trust account that is safeguarded from the claims of creditors of Seller until the Earnest Money either (i) has been disbursed for the benefit of Buyer at the Closing, or (ii) if the transaction does not materialize, is otherwise disposed of in accordance with the terms of the Contract.

4. **FINANCIAL CONDITIONS:**

A. **Lender Financing**: Buyer shall apply for a [**check one**]: ☐ Conventional, ☐ Federal Housing Authority ("FHA"), ☐ Veterans Administration ("VA"), ☐ Other loan (the "Loan") within **five (5)** business days from the date of this Contract. If Buyer does not currently intend to obtain a VA Loan, but later decides to obtain a VA Loan, Buyer must promptly notify Seller in writing. The Loan shall: (1) be evidenced by a promissory note in the amount of the loan as stated in Addendum 1 hereto, as may be amended from time to time, (2) be payable in monthly installments for a period of not more than 40 years, and (3) have a market rate of interest per annum. Buyer shall make every reasonable and diligent effort to obtain approval of the Loan within thirty (30) days from the date of this Contract and must provide Seller with satisfactory written evidence that said Buyer has obtained unconditional approval of the Loan within said thirty (30) days. If a Buyer has made every reasonable and diligent effort to obtain Loan approval but is not able to do so within thirty (30) days from the date of this Contract, Seller may terminate this Contract, return the Earnest Money to Buyer, and Seller shall have no further liability to Buyer. Alternatively, Seller may require that the Buyer move his/her loan application to a different lender in an effort to obtain approval, and in such event Buyer shall use all diligence in doing so. If the failure by a Buyer to timely obtain a Loan is due to a failure of said Buyer to furnish all information needed by such lender(s), or a failure to use diligence to obtain approval from any such lender(s), then such failure shall constitute a material default by Buyer not only allowing Seller to terminate this Contract, but causing the Earnest Money to be forfeited to Seller. If a Buyer does not qualify for financing as set forth herein through no fault of Buyer, the Earnest Money will be refunded. Seller shall not have any obligation to refund deposits or payments collected by or for Seller from any Buyer for any options, extras or changes described in any addenda hereto (collectively the "Deposits"), except in the case of VA Buyers. **[Check one] Buyer agrees that he/she ○ will ⊗ will not be applying for a loan to finance the purchase of the Property.**

DS [redacted]

B. **Cash Purchase**: If Buyer elects to pay cash, rather than finance the purchase of the House, Buyer understands and agrees that within five (5) days of signing this Contract Buyer must provide Seller with evidence satisfactory to Seller verifying Buyer's ability to do so. Satisfactory evidence of such ability may include, but not be limited to current bank and/or investment statement(s). Within thirty (30) days of the estimated Closing Date, Buyer shall again verify Buyer's ability to pay cash for the entire sales price and all options and upgrades. **[check one] Buyer**

DS [redacted]

☒ will ○ will not be paying cash for Buyer's purchase of the Property.

DS [redacted]

C. Sale of Buyer's Current House: [check one] Buyer ○ does ☒ does not currently own a house that Buyer needs to sell in order to purchase the property.

DS [redacted] Buyer

If Buyer has indicated that he/she currently owns a house but needs to sell it in order to purchase the Property, Addendum 17 must be completed and shall be a part of this Contract.

If Buyer has indicated that he/she currently owns a house but does not need to sell it in order to purchase the Property, this Contract shall not be contingent on his/her obtaining financing. If Buyer falls into this category he/she may obtain financing if he/she wishes, but the failure to obtain financing shall not be cause for termination of this Contract by Buyer and the failure to obtain financing shall not entitle him/her to the return of his/her Earnest Money. Conversely, if Buyer falls into this category and applies for financing but fails to obtain an unconditional loan approval within thirty (30) days from the date of this Contract, Buyer shall be in default hereunder and Seller may elect to terminate the Contract and exercise its remedies under Paragraph 29 below. The Earnest Money of a Buyer who has indicated that he/she currently owns a house but does not need to sell it in order to purchase the Property is wholly non-refundable.

DS [redacted]

The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development or the VA, as applicable, will insure. HUD/VA, as applicable, does not warrant the value or condition of the Property. Buyer should satisfy himself/herself that the price and condition of the Property are acceptable.

A. **FHA Amendatory Clause:** Please refer to the Purchase Addendum for additional information for FHA loans

6. SELLER CONTRIBUTION: Seller may (if applicable) contribute money towards Buyer's purchase in accordance with the Builder's Incentive and Concessions Addendum hereto.

7. HOMEOWNER'S ASSOCIATION (if Applicable): Buyer acknowledges that in some subdivisions a Homeowners' Association has been, or will be, established for the purpose of operating and maintaining certain common areas and facilities of the subdivision and/or to otherwise maintain the attractiveness of the subdivision. If the Property is located in such a subdivision, Buyer agrees to become a member of the Association and to abide by the Bylaws and other Association documents thereof. Buyer understands and agrees that assessments will be levied by such Homeowners' Association (which assessments are set forth in the approved budget) which may be prorated to the closing date based on the latest budget. The budget and assessments may be revised from time to time. At the closing, Buyer may be required to pay the current assessment (prorated) and may have to also pay the assessment for next assessment period. Buyer agrees to check the Homeowner's Association documents and current budget to verify amounts due at closing and thereafter.

8. CONSTRUCTION PERIOD: Seller agrees to have its corporate affiliate, DRH Southwest, build the House pursuant to its normal construction schedules and processes and in accordance with industry standard building practices substantially in compliance with plans and specifications available for review by Buyer. In no event shall the construction period exceed the statutory deadline of two (2) years from the execution of this Contract, except for delays caused by matters beyond Seller's control such as acts of God, casualty losses or material shortages. Notwithstanding the foregoing, Buyer understands that construction may not begin until Buyer's financing is approved, construction permits are obtained, plans are completed and title to the Property is obtained. To the extent Buyer is given an anticipated completion date it is understood and agreed that it will be an **estimate only**. The House may be completed sooner or later than any estimate given depending on weather, suppliers and/or subcontractors and other reasons. Buyer agrees Seller shall not be liable to Buyer for any costs or damages incurred due to any delay in completing the House and closing the sale.

9. HOUSE ORIENTATION AND LOT CONDITIONS: Seller shall have the exclusive right to orient the House on the Lot in accordance with Seller's normal construction practices and to the extent Seller reasonably determines that the Lot cannot accommodate the house plan chosen by Buyer, with or without any options/additions selected prior to or at the time of the execution of this Contract, this Contract shall automatically terminate, unless Buyer and Seller can come to an agreement with regard to another house plan or home site (Lot). Additionally, if for any other reason

DS [redacted]

the House, with or without options/additions selected prior to or at the time of the execution of this Contract, either will not fit on the Property in compliance with all applicable laws, ordinances and regulations, whether due to Seller's negligence or any other reason, or Seller determines that it is otherwise impossible or impractical for Seller to build the House, with or without options/additions, due for example to soil conditions or other lot features, this Contract shall automatically terminate, unless Buyer and Seller can come to an agreement with regard to another house plan or home site (Lot).

10. **BUILDING MODIFICATIONS/MODEL HOME DISCLOSURE:** Buyer acknowledges that Seller's models may not exactly represent the House Buyer is purchasing due to changes in design and/or components made after the construction of the models, and/or due to variations made during the construction process. Buyer acknowledges that the House will not be a "custom" home and that Seller has built and may continue to build homes that are the same, or may be substantially similar to, Buyer's House. At the same time, no home is an exact replica of any other home and Buyer understands and agrees Buyer's House may contain some differences from other homes Seller has built from the same house plans. Similarly, Seller may substitute or modify materials, appliances and fixtures in the House from those used in the models and as shown in the plans and specifications. Buyer's consent to substitutions and modifications will not be necessary unless the substitutions or modifications are of a legally material nature. Fully detailed plans and specifications for Buyer's House, and the setback requirements for the Lot, are available for inspection at Seller's sales office during normal business hours. Buyer understands and agrees that Plans may not be copied or removed from the sales office. The plans and specifications are subject to minor variations, including changes in room dimensions, window locations and substitution of like and comparable quality specifications and materials. Additionally, differences in exterior elevations may affect vaulted ceiling lines and window sizes. Buyer's consent to variations from the plans and specifications will not be necessary unless of a material nature. Sales materials provided to Buyer contain dimensions which are approximate. The rendering of elevations therein are intended to be artist conceptions and may show non-included items such as landscaping, walkways, details, etc. The heating, ventilating, and air conditioning ("HVAC") system in Seller's models may be oversized due to traffic in and out of models, plus the addition of a sales office. Buyer acknowledges that the specific location of the furnace, evaporative cooler and/or compressor in Buyer's House may vary from that shown in the models or in other portions of the Subdivision and that their location may result in sound transmission throughout the House. Buyer also acknowledges that Seller's models may be shown with features that may not be included or available for Buyer's home, including for example custom wall paint and finishes, custom built-in cabinetry, custom wainscot and wood trim finishes, window coverings, custom front and rear landscaping and special/custom concrete finishes such as paver stones, stamped concrete, etc. Further, certain included and optional features that may be shown in Seller's models may have been discontinued or replaced with an alternative style or manufacturer that may not be reflected in the model homes at the time of purchase. Buyer agrees to refer to the Included Features Addendum and Addendum 1 to confirm what is actually included in the home Buyer is purchasing.

11. **SOILS, DRAINAGE AND LANDSCAPING:** The soil within the Subdivision has been tested and is the subject of a soils report. **A copy of the soils report for the Subdivision is available for inspection at Seller's sales office during normal business hours. Buyer agrees to read the soils report in connection with Buyer's purchase of the Property and again before Buyer installs any improvements in the yard area, such as pools, patios, landscaping, structures, etc. Buyer understands the soils report contains specific recommendations regarding landscaping and Buyer agrees to abide by the same. It is also Buyer's responsibility, in connection with any Buyer improvements to the yard area, to have read the plot plan for Buyer's lot (provided at or before closing) and to consult with licensed professionals, such as soils engineers, regarding the plot plan and soils report and regarding current soil conditions and their suitability for the improvements planned, and to abide by the same.** Buyer is advised to have such licensed professional confirm to Buyer that Buyer's planned improvements will not negatively impact the grading and drainage patterns established by Seller. Improper alteration of or failure to stabilize and/or maintain drainage patterns provided at the time of purchase may result in significant damage, including but not limited to, damage to the foundation of the house or adjacent slopes, patios and/or yard walls. Seller shall not be responsible for any damages to persons or property resulting from post-closing changes in the existing drainage course as a result of (a) the alteration of swales, drainage pipes or drainage courses, or failure to maintain the same as established by Seller and/or failure to keep them free of buildings, structures and obstructions, including but not limited to debris, blowing sand and weeds (b) a change in grading, (c) erosion, (d) any landscaping or other improvements that are installed in such a way as to alter the drainage flow on the Lot, or (e) overwatering or the introduction of water into the soils from other sources, including but not limited to irrigation system leaks. This applies both to drainage from Buyer's yard on to any other property as well as drainage within the yard. In some subdivisions, landscaping and irrigation systems, other than xeriscaping, may be discouraged or even prohibited. Please check with your Homeowner Association documents for further details. In those subdivisions that permit landscaping other than xeriscaping, please also check local and state guidelines for issues related to the installation and maintenance (including appropriate watering) of residential lawns. Copies of various publications in this regard are available from your Sales Representative. **At the time of closing, Seller will record certain landscaping, grading and drainage restrictions against your lot which define and limit landscaping activities in an effort to preserve and protect appropriate grading and drainage. These restrictions will be in addition to any restrictions which may be set forth in your Homeowner Association documents.** A blank form of these restrictions is Addendum 9 to this Contract. The actual restrictions recorded at closing will have your legal description and address inserted thereon and a copy of your plot plan attached thereto.

DS
[redacted]

12. **VIEWS/LOCATION:** Seller makes no representation or warranty that there are now, or will be in the future, any protected views from the Lot or that any view will impact the value or desirability of the Lot. No view from the Lot is intended as part of the value of the Lot. It is understood and agreed by Buyer that future development, construction, landscaping, growth of trees, or other installation or improvements by Seller or other owners in the Subdivision or properties surrounding the Subdivision may impair the view from the Lot.

13. **PRICES CHANGES/BENEFITS OF LOT OWNERSHIP:** Seller makes no representation or warranty with respect to the prices it has or may charge other buyers for houses in the Subdivision, and reserves the right to adjust its home prices upward or downward without notice or obligation at any time. Seller makes no representations that the value of the Lot and House being purchased by Buyer will at any time in the future be

either equal to or be higher than their value at the time of purchase. Further, Seller makes no representations or warranties regarding tax benefits, home value, price appreciation or depreciation, or future pricing adjustments.

14. **RETAINING AND PERIMETER WALLS:** The Subdivision has been graded in accordance with the requirements of the City for the purpose of directing the flow and drainage of surface water. Where appropriate, slopes have been made part of the grading plan to minimize the need for retaining walls. Seller reserves the right, in its sole discretion, to determine what retaining walls, if any, are necessary for Buyer's Lot, or are otherwise necessary or desirable to affect the development plan for the Subdivision generally. The perimeter walls around the Subdivision typically may not be increased in height. **Common walls between lots within the Subdivision may or may not be able to be increased in height depending on their structural design, whether an increase in height is permitted by the applicable homeowners' association and whether any affected neighbor(s) agree to such increase. Before adding additional courses to any block wall Buyer agrees to obtain permission to do so from any applicable homeowners' association and any affected neighbor(s) and to consult with an appropriate licensed professional to determine whether the existing wall design can handle the additional weight/stress of such increase in height.**

15. **CABLE TV and TELEPHONE:** If cable TV outlets are provided in Buyer's House, Seller makes no representation as to when or if cable TV service will be available in the Subdivision or any representation as to the quality of TV reception or cable service, or as to rates to be charged for service. Likewise, Seller makes no representation as to when the telephone company will be available to hook up service to any particular house in the Subdivision.

16. **REAL ESTATE TAXES:** Real Estate taxes are determined by the County Assessor's Office. Buyer acknowledges having received an estimate of the property tax levy for the Property, or having signed a waiver in connection with the disclosure of such estimate, prior to making an offer to purchase the Property. If an estimate was received, such estimate was prepared by the County Assessor's Office, not Seller. Seller makes no representations or warranties regarding the amount of the Real Estate taxes or assessed value. Buyer understands and agrees that it is Buyer's responsibility to bring a copy of Buyer's recorded deed to the Property to the County Assessor's Office as soon as practicable after the closing so that taxes can be assessed in Buyer's name.

17. **PRODUCT CHARACTERISTICS DISCLAIMER:** Buyer understands and agrees that the cabinet stain finish in the House may differ from the stain color in the models and in fact, the stain color may even differ from cabinet to cabinet due to the natural variation of color and texture of the grain in the wood itself. Buyer further understands and agrees that Seller cannot guarantee an exact match of the grain and color on cabinets and handrails in the House. Similarly, Buyer understands and agrees that the tile and carpet in the House is unlikely to match exactly the samples in Seller's Décor Center as dye lots and texture vary. Carpet seams are an inevitable part of the installation process and may show. Prominence will vary depending on specific textures, colors, lighting and peaking. Further, tile layouts of floor, fireplace and wall tile will vary from the models and from house to house in the Subdivision. Buyer understands that grout is a masonry product and will vary in color and dye lot. Grout will stain. Sealing grout will only provide temporary resistance to staining and is considered a maintenance procedure. Seller will not seal any grout in the House as manufacturers recommend a thirty (30) day cure period before sealing and that grout sealed before curing can discolor or turn to "powder". Buyer agrees to be responsible for all tile sealing. Seller recommends that Buyer speak with Seller's Décor Center about purchasing additional tile while the House is under construction so that any future repairs or replacements can be made from the same dye lot. Buyer also agrees to speak with Seller's Décor Center about the general characteristics, degree of durability, and care instructions for the countertop and flooring surfaces in Buyer's House.

18. **LOCATION OF UTILITIES**: The location of residential gas and electric meters and underground utility lines, such as gas, electric and sewer lines, and the location of sewer clean outs, are generally chosen so as to follow the most direct route from service panels or meters to the service access to each house. Such routes vary from Lot to Lot and may be under concrete and/or landscaped areas, impacting a Buyer's landscaping and other use of the Property. Buyer agrees to inquire regarding the location of the utilities for the Lot at or prior to closing.

19. **MOLD:** Mold occurs naturally in the environment, even in arid climates such as New Mexico and all people are exposed to mold spores every day. Residential construction is not, and cannot be, designed to exclude all mold spores. Buyer understands and agrees that if growing conditions are right mold can grow in Buyer's House. Not all mold is harmful, but certain strains may cause adverse health effects in susceptible people. Experts disagree about the level of mold exposure that may cause health problems and about the nature and extent of the health problems that may be caused by mold. Buyer understands that Buyer can take positive steps to reduce or eliminate the occurrences of mold growth in Buyer's House by doing things such as checking household goods for mold before bringing them into the House, vacuuming and cleaning regularly, keeping humidity in the house low, properly maintaining and servicing the air conditioning system, furnace, heat pumps and humidifiers, properly cleaning up spills, condensation and other sources of moisture, inspecting for leaks regularly, preventing water from entering the House with regular caulking and painting and maintaining the appropriate grade to allow water to drain away from the House. If there is any water damage or water intrusion into the House, Buyer agrees to take immediate action to prevent conditions which would allow mold or mildew to develop. This means removing water and cleaning damaged surfaces within 24-48 hours. Buyer acknowledges and agrees that Seller will not be liable for any actual, special, incidental or consequential damages arising out of the presence and/or existence of molds, mildew and/or microscopic spores, unless caused by the sole negligence or willful misconduct of Seller.

20. **MINERAL AND WATER RIGHTS:** Buyer understands that all mineral and water rights associated with the Lots and common areas within the Subdivision have been previously reserved or conveyed. Buyer understands and agrees that, subject to applicable law, regulation and restrictions, and any applicable covenants for the Subdivision, the mineral and water rights may be developed and removed by slant drilling, subterranean entry or other means or operations from the surface of land other than the Lots in the Subdivision so long as such development or removal does not endanger, impair or affect the support of all or any portion of the surface of the Lots or any existing or future improvements thereon.

21. **INSULATION DISCLOSURE:** In accordance with Federal regulations, the following information is provided regarding the minimum insulation in the House.

Minimum **R-Value Claimed**

DS
[redacted]
Buyer

Locations	Type	Thickness	by Manufacturer
Ceilings, truss structure	Fiberglass/Batts or Blown	12"	R-38
Frame walls with 2 X 4 framing (if option selected)	Fiberglass/Batts or Blown	3 .5"	R-11
Frame walls with 2 X 6 framing	Fiberglass/Batts or Blown	5.25"	R-23

Locations specified are only those surrounding heated livable areas of the House. They do not include ceiling and walls surrounding garages, patios, or any areas beyond the heated area of the House. Notwithstanding the foregoing, the insulation installed in certain areas may be of lesser thickness and R-Value than indicated because the structural integrity or design of the House does not permit any greater thickness. Examples of locations where thicknesses and R-Values may vary include (without limitation) locations where studs are placed in walls, at corners and windows, and where roof trusses attach to outside walls. Seller retains the right to install insulation of a type and thickness different from that set forth above, as long as there are no substantial changes in the overall effective R-Value of the insulation installed in a substantial portion of the House. R-Value indicated is for insulation only. No R-Value is stated for other building components which could add additional R-Value. The R-Values shown are according to the manufacturers and/or installers of the insulation, and Seller does not warrant or represent the accuracy or correctness of that information.

22. INSPECTIONS DURING CONSTRUCTION: BUYER AGREES NOT TO ENTER THE PROPERTY (OR ANY OTHER AREA IN THE SUBDIVISION UNDER CONSTRUCTION) DURING CONSTRUCTION WITHOUT A SPECIFIC APPOINTMENT, AND ONLY THEN IF ACCOMPANIED BY AN EMPLOYEE OF SELLER. BUYER AGREES TO FOLLOW ANY SAFETY INSTRUCTIONS FROM SELLER OR ITS EMPLOYEES IN CONNECTION WITH ANY SUCH APPOINTMENT, BUT ALSO UNDERSTANDS AND AGREES THAT IN ALL CASES ANY ENTRY SHALL BE SOLELY AT BUYER'S OWN RISK. VIOLATION OF THIS PROVISION SHALL CONSTITUTE A BREACH OF THIS CONTRACT FOR WHICH SELLER MAY ELECT TO TERMINATE THE CONTRACT. IRRESPECTIVE OF WHETHER BUYER ENTERS THE PROPERTY (OR ANY OTHER AREA IN THE SUBDIVISION UNDER CONSTRUCTION) ACCOMPANIED BY AN EMPLOYEE OF SELLER, BUYER HEREBY WAIVES ANY AND ALL CLAIMS AGAINST SELLER FOR INJURY OR DAMAGE TO PERSON OR PROPERTY ARISING FROM SUCH ENTRY BY BUYER, OR ANY OTHER PERSON WHO ACCOMPANIES BUYER OR ENTERS THE PROPERTY AT BUYER'S INVITATION OR DIRECTION, WITH OR WITHOUT SELLER'S CONSENT. BUYER SHALL DEFEND, INDEMNIFY AND HOLD SELLER, AND ITS CORPORATE AFFILIATES, INCLUDING DRH SOUTHWEST AND ANY OTHER CONTRACTORS AND AGENTS, HARMLESS AGAINST ANY INJURY, LOSS, DAMAGE OR EXPENSE TO PERSONS OR PROPERTY ARISING FROM ANY SUCH ENTRY, IN ALL CASES REGARDLESS OF THE CAUSE OR OF ANY CONCURRENT OR CONTRIBUTING FAULT OR NEGLIGENCE OF SELLER OR ANY BREACH OR FAILURE TO COMPLY WITH ANY OF THE PROVISIONS OF THE CONTRACT BY SELLER.

23. BUYER'S ACTIONS BEFORE CLOSING: Buyer shall execute all documents and take all action as is reasonable and appropriate to allow Seller to timely complete construction of the House and effect a sale of the House to Buyer. Buyer shall not do or cause to be done any work or alteration in or about the House, or move any personal belongings onto the Property, before the Closing. This means that Buyer may not institute construction activities of his own, may not supply any building components (such as his own tile work or light fixtures), may not place any personal property in the home or cause to be installed any improvements or alterations prior to the closing. Likewise, all excess materials and components not incorporated into the House, and all salvage materials, are and shall remain the property of Seller. If Buyer violates this Section, it shall be a legally material breach under this Contract for which Seller may terminate this Contract or, if Seller elects not to terminate, for which Seller may void any applicable warranties provided by Seller.

24. GENERAL CONSTRUCTION ACTIVITY, SAND, DUST & NOISE: Buyer understands and agrees that construction activity in or near the Subdivision may continue after the closing and occupancy by Buyer. Such construction activity may include, or create, but may not be limited to, noise, excess dust and blowing sand, and the transportation of labor, material, and equipment, which may cause inconvenience to Buyer. In addition to construction noise, Buyer acknowledges that the elimination of noise from street sounds, HVAC systems, appliances and neighboring properties, particularly in the case of a dwelling unit which shares a common wall with another dwelling unit, is impossible and is not promised by Seller. In the case of dwelling units which share common walls, the units have been designed and constructed to lessen the transmission of sound between units and shared walls; however, Seller makes no guarantee that Buyer will be satisfied with noise levels. Buyer agrees to make no claim against Seller as a result of construction activity or any inconvenience or damage caused by noise, blowing dirt or sand whether during periods of construction activities, or at any other time.

25. PRE-CLOSING WALK-THROUGH ORIENTATION: The Parties shall conduct a walk-through orientation of the House prior to Closing, so long as a specific appointment is scheduled with Seller. Buyer may also have a third party inspection performed at Buyer's expense. It is expressly agreed that the House, though completed, may be subject to certain Seller agreed to "punch list" items for additional work. Seller shall be free to accept or reject any "punch list" items noted by a third party inspector. The existence of punch list items accepted by Seller will not give Buyer cause to delay Closing or cancel this Contract. However, Seller shall have the right to delay the Closing should Seller in its sole discretion believe that any such items should be completed prior to Closing. Accepted punch list items may include failure of operation of appliances, electric outlets, plugs or fixtures, or touch up painting, minor corrective work or changes and the like. Within a reasonable period of time following the Closing, Seller shall remedy the accepted punch list items and otherwise make any adjustments agreed to in writing by Buyer and Seller in the pre-closing walk-through orientation, or otherwise prior to Closing. After Closing, Seller shall have no further responsibility for periodic inspection, replacement, maintenance or repairs or improvement except for punch list items identified and agreed to before Closing in writing or as may be covered by Seller's limited warranty described in Paragraph 32.

26. CLOSING: Seller shall set the closing date of the sale and purchase of the Property (the "Closing" or the "Closing Date");

DS
[redacted]
[redacted]er

[redacted]ded, however, that the Closing Date shall not occur later than seven (7) days after the later of: (1) Buyer's loan approval, or (2) substantial completion of the House, as evidenced by both an inspection or approval of the House for occupancy by the appropriate governmental inspector and by Seller's internal inspector, subject to Seller's right to delay closing pending completion of accepted punch list items as referred to in Paragraph 25. If an inspection by lender's agent, or the FHA or the VA, is required, Buyer agrees to obtain such inspection of the Property within seven (7) days from notification that occupancy has been approved by the appropriate governmental inspector. Closing shall occur at the offices of the Title Company. **Buyer may not delay the Closing. Failure of Buyer to close on the Closing Date will be a material default under this Contract and will subject Buyer to the remedies provided for the benefit of Seller in Paragraph 29 hereof.** Possession of the Property shall remain exclusively in Seller until all amounts due hereunder have been paid, all instruments or documents required in connection with the completion of this transaction have been executed and delivered by Buyer and, where applicable, recorded with the County Clerk, and funding of the Closing has occurred. **Buyer will not be given the keys to the House until all of the items listed in the previous sentence have been accomplished.** Buyer understands and agrees that to minimize theft and damage appliances may not be delivered and installed until after Closing. Buyer further understands, acknowledges, and agrees that Buyer has the sole responsibility to arrange for utilities to be turned on to the Property. Any delays experienced or incurred in the scheduling of the actual date of turning on the utilities shall not permit Buyer to delay the Closing. Any delay in the Closing by Buyer due to the foregoing shall constitute a material default hereunder by Buyer.

27. SALES EXPENSES TO BE PAID IN CASH AT OR PRIOR TO CLOSING:

A. Seller's Expenses:
- [1] Seller's contribution towards closing costs, prepaids or loan fees.
- [2] Seller's recording fees, if any.
- [3] Owner's Title Policy premium.
- [4] Home Warranty premiums.

B. Buyer's Expenses:
- [1] The escrow fee, document preparation fees and Buyer's recording fees.
- [2] Fees for loans (for example: origination fee, discount points, title binder and title policy, survey, interest, PMI, VA funding fees, mortgage insurance premium on FHA loans, etc.).
- [3] Credit report and appraisal fees (payable at the time of loan application).
- [4] Homeowner assessments, if any, (prorated for the current assessment period and for the next assessment period after the closing, if applicable) (see Homeowner Association documents).
- [5] Full year insurance premium, if required.

C. Taxes, water, sewer and garbage charges, and Association assessments, if any, shall be prorated to the Closing Date.

In no event shall Buyer pay charges and fees other than those expressly permitted by FHA or VA, if applicable.

28. TITLE: Seller shall arrange for a standard ALTA Owner's Title Policy (the "Title Policy") for Buyer, with respect to the Property. The Title Policy shall insure Buyer against loss under the provisions of the Title Policy, subject to any and all matters of record and subject to the matters listed as exceptions in Schedule B of the Title Policy. The Title Policy shall be issued by the Title Company, at the expense of Seller. Title to the Property shall be conveyed by Seller to Buyer by General Warranty Deed subject to the rights, obligations, easements, restrictions and other provisions set forth in any Declaration of Covenants, Conditions and Restrictions applicable to the Subdivision, as the same may be amended from time to time, and any rules and regulations, and architectural guidelines applicable to the Subdivision, plus taxes for the current and subsequent years and such general assessments and homeowners' association assessments, if any, and other liens, agreements, covenants, easements, restrictions, consents and other matters of record, except liens or encumbrances against Seller. Buyer understands and agrees that no mineral or water rights will be conveyed to Buyer in connection with this Contract as they have all previously been reserved or conveyed.

29. NEW MEXICO DEPARTMENT OF PUBLIC SAFETY REGISTRY: The New Mexico Department of Public Safety ("DPS") maintains an internet registration database of the names and addresses of registered sex offenders. If this information is important to Buyer's purchase decision, Buyer should review the DPS website at http://dps.nm.gov/public-information/sex-offender-registry. Seller has no input into the DPS database and is not responsible for its accuracy.

30. BREACH BY BUYER: Buyer shall be in default under this Contract if Buyer: (a) advises Seller in writing or orally that Buyer does not intend to or will not fully perform any provision of this Contract, (b) fails to fully and timely perform, or comply with, any provision of this Contract, or (c) breaches any of Buyer's representations and warranties herein. Upon default by Buyer, Seller may elect to cancel this Contract at any time thereafter by giving oral or written notice of such cancellation to Buyer, in which case Seller shall be entitled to retain, or (if applicable) obtain from Title Company, the Earnest Money and the Deposits; continue with the Contract but require additional Earnest Money in such amount as deemed necessary by Seller in its sole discretion; or pursue specific performance of this Contract, on account of Buyer's default. The parties acknowledge that the actual damages incurred by Seller prior to Closing are extremely difficult to estimate in advance and the Earnest Money and the Deposits paid by Buyer to Seller (or Title Company) shall constitute a reasonable estimate of Seller's damages and shall be forfeited to Seller as liquidated damages and not as a penalty. Notwithstanding the above, Seller shall have the right to collect from Buyer any and all damages it may suffer on account of any action of Buyer or Buyer's agent(s) which causes or allows to occur physical damage to the Property, in addition to the other remedies to which Seller may be entitled. Any dispute over the Parties' rights shall be subject to arbitration as set forth in Paragraph 34. The failure of Seller to insist at any time upon the strict observance or performance of any of the provisions of this Contract or any addendum hereto, or to exercise any right or remedy as provided in this Contract or any addendum, shall not impair any such right or remedy or be construed as a waiver or relinquishment of such right or remedy with respect to subsequent or continuing defaults.

31. BREACH BY SELLER: If Seller fails to substantially comply with the terms and conditions of this Contract prior to the Closing

DS [redacted]

Date and if Buyer shall have complied with all of its obligations hereunder, Buyer may deliver to Title Company and Seller a written notice detailing the default of Seller. Seller shall have twenty (20) days from the receipt of such notice within which to remedy the default, except that if the required performance cannot reasonably be completed by Seller within said twenty (20) days, then Seller shall have a reasonable time, not to exceed sixty (60) more days, within which to remedy the default. If Seller has not remedied the default within the time provided in the preceding sentence, Buyer, as his only remedy may cancel this Contract and receive a refund of the Earnest Money and any Deposits, or Buyer may pursue specific performance of this Contract, via arbitration; Buyer hereby expressly waives any other rights and remedies he may have at law or in equity. Notwithstanding the foregoing, in the event Seller is unable to perform its obligations herein as a result of matters beyond Seller's control (including but not limited to failure of Seller to obtain title to the Property, changes in any law affecting the Property, or act of God), Buyer shall not be entitled to seek specific performance. Further, notwithstanding the forgoing, if the nature of Seller's breach is Seller's failure to complete construction of the house within two years from the execution of this Contract, except for delays caused by matters beyond Seller's control such as acts of God, casualty losses or material shortages, Buyer may pursue, via arbitration, whatever remedies are available at law or in equity under applicable law.

32. DESTRUCTION: In the event of destruction of the House by fire, earthquake, explosion, hail, windstorm or any other casualty prior to the Closing Date, Seller may terminate this Contract and return the Deposits to Buyer, and no cause of action shall accrue on behalf of Buyer because of such termination.

33. LIMITED WARRANTY: BUYER HAS BEEN GIVEN AN OPPORTUNITY TO REVIEW SAMPLES OF SELLER'S ONE (1) YEAR, TWO (2) YEAR, AND TEN (10) YEAR LIMITED WARRANTIES WHICH ARE SET FORTH IN THE LIMITED WARRANTY BOOKLET ISSUED BY RESIDENTIAL WARRANTY CORPORATION ("RWC") AND HAS READ AND UNDERSTANDS THEM INCLUDING THE PROVISIONS THAT REQUIRE THAT ALL DISPUTES THAT ARISE UNDER SELLER'S LIMITED WARRANTIES BE SUBMITTED TO BINDING ARBITRATION. BUYER UNDERSTANDS THAT SELLER'S WARRANTIES ARE NOT A MAINTENANCE PROGRAM AND THEY ARE LIMITED WARRANTIES THAT COVER SPECIFIC CONDITIONS FOR SPECIFIC TIME PERIODS AS DEFINED IN THE RWC WARRANTY BOOKLET. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTIONS SET FORTH IN THE RWC WARRANTY BOOKLET, AND BUYER UNDERSTANDS AND AGREES THAT ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THE WARRANTY OF HABITABILITY ARE EXCLUDED AND DISCLAIMED AND THAT SELLER MAKES NO WARRANTY AS TO QUALITY, AND EXPRESSLY DISCLAIMS ANY SUCH WARRANTY, OTHER THAN AS EXPRESSLY SET FORTH IN THE RWC WARRANTY BOOKLET. BUYER FURTHER UNDERSTANDS AND AGREES THAT THERE ARE NO EXPRESS WARRANTIES OTHER THAN THOSE SET FORTH IN THE RWC WARRANTY BOOKLET. BUYER FURTHER UNDERSTANDS AND AGREES THAT THE TERM "SELLER" IN THIS PARAGRAPH INCLUDES SELLER'S CORPORATE AFFILIATES, INCLUDING WITHOUT LIMITATION DRH SOUTHWEST. BUYER UNDERSTANDS AND AGREES THAT THE WARRANTY OF ALL APPLIANCES AND OTHER CONSUMER PRODUCTS INSTALLED IN THE HOUSE ARE THOSE OF THE MANUFACTURER OR SUPPLIER AND SAME ARE ASSIGNED TO BUYER, EFFECTIVE ON THE DATE OF CLOSING. IN ANY EVENT, NEITHER SELLER, NOR ITS CORPORATE AFFILIATES, INCLUDING DRH SOUTHWEST, SHALL BE LIABLE FOR ANY PERSONAL INJURY OR OTHER CONSEQUENTIAL OR SECONDARY DAMAGES AND/OR LOSSES WHICH MAY ARISE FROM OR OUT OF ANY AND ALL DEFECTS.

BUYER FURTHER UNDERSTAND AND AGREES THAT UNDER SELLER'S LIMITED WARRANTIES BUYER HAS AN OBLIGATION TO ALLOW SELLER TO INVESTIGATE ANY WARRANTY CLAIMS AND SELLER'S LIABILITY AND OBLIGATIONS ARE LIMITED TO THE REPAIR, REPLACEMENT OR THE PAYMENT OF THE REASONABLE COST OF REPAIRS OR REPLACEMENT OF WARRANTED ITEMS NOT TO EXCEED AN AGGREGATE EQUAL TO THE FINAL SALES PRICES OF THE HOME. THE CHOICE TO REPAIR, REPLACE OR MAKE PAYMENT IS THE SELLER'S.

34. DISCLAIMER OF WARRANTIES: SELLER AND ITS CORPORATE AFFILIATES, INCLUDING DHI SOUTHWEST, MAKE NO WARRANTIES, EXPRESS OR IMPLIED, ABOUT EXISTING OR FUTURE ENVIRONMENTAL CONDITIONS OF THE PROPERTY, INCLUDING POSSIBLE PRESENT OR FUTURE POLLUTION (RADON GAS INCLUDED) OF THE AIR, WATER OR SOIL FROM ANY SOURCES INCLUDING UNDERGROUND MIGRATION OR SEEPAGE. SELLER'S SOLE WARRANTIES TO PURCHASER ARE THE LIMITED HOME WARRANTIES DESCRIBED IN PARAGRAPH 32 OF THIS CONTRACT, SELLER AND ITS CORPORATE AFFILIATES EXPRESSLY DISCLAIM ANY DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES WHICH THE PROPERTY OR ANY PERSON MAY SUFFER BECAUSE OF ANY PRESENT OR FUTURE ENVIRONMENTAL CONDITIONS. BUYER ACKNOWLEDGES THAT SELLER AND ITS CORPORATE AFFILIATES HAVE NO OBLIGATION TO INDEMNIFY BUYER FOR ANY SUCH DAMAGES.

35. ARBITRATION: THIS CONTRACT IS SUBJECT TO ARBITRATION UNDER THE NEW MEXICO UNIFORM ARBITRATION ACT AND THE FEDERAL ARBITRATION ACT. In the event that a bona fide dispute should arise between Buyer and Seller prior to the Closing Date, and such dispute cannot in good faith be resolved completely and to the mutual satisfaction of all parties within ten (10) days after the beginning of the dispute, then Seller shall have the right, upon written notice to Buyer, to terminate this Contract and return the Deposits to Buyer, and no cause of action shall accrue on behalf of Buyer because of such termination. If this Contract is not so terminated, or there are any other claims or disputes between the parties, then Buyer and Seller agree that any disputes or claims between the parties, including any that arise after the Closing Date, whether arising from a tort, this Contact, any breach of this Contract or in any way related to this transaction, including but not limited to claims or disputes arising under the New Mexico Unfair Practices Act, Section 57-12-1 NMSA 1978, *et seq.*, and/or the terms of the express limited warranty referenced in Paragraph 32 of this Contract, as well as any dispute with, or regarding the work of, Seller's corporate affiliate DRH Southwest, shall be settled by binding arbitration in accordance with the American Arbitration Association ("AAA") "Construction Industry Arbitration Rules" except as specifically modified herein or dictated by applicable statutes including the New Mexico Uniform Arbitration Act and/or the Federal Arbitration Act. Although the AAA rules shall be followed, the AAA shall not be used to arbitrate the matter. There shall be a single neutral arbitrator selected by the parties, and if the parties cannot agree to an arbitrator, then the parties shall each choose a neutral party who will then agree to a third neutral party as arbitrator. No dispute or claim between the parties, or any dispute or claim involving Seller's corporate affiliate, DRH Southwest, shall

DS [redacted]

be consolidated with any dispute or claim by any other buyer or homeowner who owns or has purchased or is purchasing a home from Seller, unless such consolidation is specifically agreed to in writing by all parties. The arbitrator must be a lawyer holding a valid license to practice law in the State of New Mexico. Discovery will be allowed in accordance with the New Mexico Rules of Civil Procedure, and the place for arbitration shall be in Albuquerque, New Mexico. The arbitration shall be subject to the New Mexico Rules of Evidence. The decision of the arbitrator shall be in writing and signed by the arbitrator and shall be final and binding upon the parties. Each party shall bear the fees and expenses of counsel, witnesses and employees of such party, and any other costs and expenses incurred for the benefit of such party. All fees and expenses of the arbitrator shall be paid by Seller.

36. **ENTIRE AGREEMENT; REAL ESTATE CERTIFICATION:** This Contract, and any present or future amendments, addenda or supplements hereto, (together this "Contract") shall constitute the entire agreement between the parties, and all prior negotiations, promises and/or representations, whether oral or written, not expressly set forth herein, are of no force and effect and do not constitute a part of this Contract. Buyer, Seller and Seller's salesperson or broker certify that the terms and conditions of this Contract are true, to the best of their knowledge and belief, and that any other agreement entered into by any of the parties in connection with the real estate transaction is part of, or attached to, this Contract. **Buyer represents to Seller that Buyer has not relied and is not relying upon any warranties, promises, guaranties, or representations made by Seller, any corporate affiliate or agent of Seller, or any third party or anyone else acting or claiming to act on behalf of Seller with respect to the purchase of the Property, except as contained in this Contract and its addenda. Buyer also acknowledges he has been advised to seek legal counsel before executing this Contract.** The unenforceability or invalidity of any provision of this Contract shall not affect the enforceability or validity of any other provision of this Contract. No amendment or modification of this Contract shall be enforceable unless made in writing and signed by the parties. **No salesperson, agent or employee of Seller has any authority to modify the terms of this Contract or the authority to make any oral representation or agreement upon which Buyer may rely to cancel, change or modify any portion of this Contract.** Buyer represents he has read and understands this Contract.

Buyer shall <u>write</u>, in the blank space below, all representations or provisions which are not set out in the printed portions of this Contract, but which have been made by Seller or its purported agents or employees and upon which Buyer is relying on in making this purchase, and if there are none Buyer shall so indicate. Buyer shall also initial whatever Buyer has written:

____

____

____

☒ **NONE**

DS
[redacted]

37. **NOTICES:** All written notices required or permitted under this Contract shall be effective upon personal delivery to Seller or Buyer, upon confirmation of facsimile transmission, or upon deposit in the U.S. mail, first class, registered or certified with postage prepaid, addressed to the respective parties at the addresses specified in this Contract or to such other address as either party shall specify in the manner provided in this Section.

38. **ASSIGNMENT:** Seller may assign all or any portion of its rights, obligations and/or interests hereunder to an "affiliate" as defined by the rules and regulations of the Securities and Exchange Commission without further consent of Buyer. Buyer may not assign all or any portion of its rights, obligations and/or interests hereunder without the prior written consent of Seller.

39. **TIME OF ESSENCE:** Time is of the essence of this Contract.

40. **GOVERNING LAW:** The laws of the State of New Mexico shall govern the construction of this Contract.

41. **BROKER/LICENSEE/COMMISSIONS/INCENTIVES:** Buyer acknowledges that Seller (through certain of its officers and employees) is a licensed New Mexico Real Estate Broker dealing in its own property and that Seller has made certain disclosures to Buyer related thereto as set forth in an addendum to this Contract. Buyer represents and warrants that they have not dealt with any other agents, brokers, salespersons, finders or persons other than as disclosed to Seller in writing and Buyer shall hold Seller harmless from and against any and all liability, expenses or attorneys' fees sustained or incurred by Seller resulting from breach of this representation by Buyer. Buyer understands and agrees that Seller typically pays a commission ("Broker Commission") upon home closing to licensed brokers who meet certain conditions. If Buyer has a licensed broker who meets these conditions, a commission will be paid to Buyer's Broker upon the closing of the purchase of the Property. In addition, Seller from time to time offers incentive programs ("Incentive Programs") to brokers, such as additional commissions for sales within a certain time period or for multiple sales within a certain time period. Incentive Programs, before or after the date Buyer signs this Contract, may be offered to Buyer's Broker. If Buyer wants more information regarding Broker Commissions or Incentive Programs applicable to Buyer's purchase, Buyer may notify Seller in writing. Broker Commissions are subject to limitations, if any, on total broker compensation imposed by Buyer's lender.

42. **SURVIVAL:** Buyer and Seller agree that the provisions of Paragraphs 7, 11, 12, 13, 14, 16, 19, 20, 24, 32, 33, 34, 35, 40 and 46 of this Contract, and this Paragraph 41, shall survive the Closing and delivery of the deed to Buyer.

43. **ACCEPTANCE BY SELLER:** Execution of this Contract by Buyer shall constitute only an offer to purchase the Property. This Contract, and any present or future amendments, addenda or supplements hereto, shall not be binding upon Seller until all such documents are executed by Seller's authorized officer.

DS
[redacted]

44. **BUYER'S SELECTIONS AND OPTIONS AND UPGRADES:** If any options, upgrades, color selections, or backyard landscaping are available regarding the House, and have not already been determined by Seller prior to Buyer's execution of this Contract, Buyer shall select the same in connection with the execution of this Contract. Only (a) those standard items described in the plans and specifications for the House, and (b) those optional items or upgrades, color selections, and backyard landscaping, if any, as are approved in writing by both parties and state the additional costs, if any, to Buyer therefore (collectively, the "Options") shall be included in this sale. No other personal property, fixtures, equipment, extra design features, decorations, floor coverings, decorator-like fixtures, wall coverings, window treatments (shutters, draperies, etc.), furniture, furnishings, mirrors, appliances, or modifications of the House or other optional items of any kind (whether or not shown in any brochure, model or advertising) are included in the sale. Buyer understands that Seller strives to build a variety of houses within each community to create an appealing street scene while at the same time offering certain exterior elevations and color options to buyers. Buyer understands and agrees that notwithstanding this general effort to promote variety, Seller cannot and does not promise that identical house plans with identical elevations and color schemes will not be built next to each other.

45. **ADDITIONAL DOCUMENTS:** Buyer acknowledges that Seller has made the following documents available for Buyer's review prior to execution of this Contract and that Buyer has reviewed the same to Buyer's satisfaction. Buyer further understands that these documents will remain available for additional review by Buyer through Buyer's Sales Representative between the time of Buyer's execution of this Contract and the Closing. Buyer may also request copies of any of these documents at any time.

☒ RWC Limited Warranty Booklet
☐ Other : ____

46. **ADDENDA:** The following Addenda are attached hereto, incorporated herein and made a part hereof.

☒ Price and options/upgrades Disclosures
☒ Builder's Incentive and Concessions
☒ Notice of Seller's Business Affiliations
☒ Property Tax Estimate and/or Waiver
☒ For Your Protection Get A Home Inspection
☒ RWC Limited Warranty Acknowledgment of Receipt of RWC Booklet
☒ Subdivision Disclosures
☒ Seller's Landscaping Restrictions
☒ Included Features Addendum

Additional Addenda (check applicable addenda, if any)
☒ RANM Form 4600 (HOA Information Sheet)
☒ RANM Form 4650 (HOA Disclosure) with attached documents
☒ RANM Form 4700 (HOA Disclosure Certificate)
☒ Acknowledgment of HOA Documents and HOA Disclosure Certificate
☒ RANM Form 4500 (PID Information Sheet)
☒ Radon Disclosure (Bernalillo Co. and Santa Fe Co.)
☐ Contingency Agreement
☐ Sustainable Building Tax Credit Disclosure

Prior to closing Buyer will receive the HOA documents and HOA Certificate as required by law and the RWC Limited Warranty Booklet.

Note that in some subdivisions with a homeowners' association the homeowner association documents may also be available on the website of the applicable subdivision.

47. **POST CLOSING DISCLOSURE OF SALES INFORMATION**: Buyer acknowledges and agrees that Seller may provide information post-closing to realtors and appraisers regarding the terms and conditions of the sale hereunder, including information such as the sales price and other amounts disclosed on the Closing Disclosure and information about features and options purchased by Buyer, for purposes of assisting such realtor/appraisers in compiling and comparing recent sales data.

48. **PRIOR SALE/ACQUISITION OF PROPERTY:** This Contract is subject to any prior sale of the Property and, in the event of such prior sale, Seller may cancel this Contract at any time prior to Closing by sending a written notice of cancellation to Buyer. Upon such cancellation, all Deposits previously paid by Buyer shall be returned to Buyer, and thereafter neither party shall have any further responsibility to the other under this Contract. If, as of the date of this Contract, Seller does not own title to the Property and Seller is thereafter unable to acquire the Property on terms and conditions acceptable to Seller, in its sole and absolute discretion, Buyer understands that it will be impossible for Seller to perform its obligations under this Contract. In the event of such an impossibility, Seller will have the right to terminate this Contract and return the Earnest Money to Buyer, and no cause of action shall accrue on behalf of Buyer because of such termination.

49. **REPRESENTATION REGARDING OCCUPANCY OR INVESTMENT: Buyer to select either A or B:**

☐. Buyer hereby represents and warrants the Property is to be owned and occupied as Buyer's **primary residence** and not for investment purposes or rental. Buyer acknowledges that any misrepresentation in this respect will be a material default of the Contract entitling Seller to terminate the Contract and retain the Deposit as liquidated damages. Buyer agrees to provide satisfactory (in Seller's sole discretion) verification or proof of the sale or transfer, or intention thereof, of Buyer's existing residence to Seller within seven (7) calendar days of receipt of a written request from Seller.

☒. Buyer hereby represents and warrants that the Property is to be purchased as an investment property or secondary home and that Buyer is prohibited from recording the Contract or allowing any lis pendens to be recorded. Buyer acknowledges that Seller can, in its sole and absolute discretion, prohibit or limit the number of investor purchases in the Community, and if Seller determines that this Contract exceeds the number of allowable investor purchases in the Community, Buyer acknowledges that Seller may terminate the Contract and return the Deposit to Buyer and no cause of action shall accrue on behalf of Buyer because of such termination. Further, and in addition to any restriction set forth in any recorded covenant, condition, or restriction affecting the Property, Buyer shall not place a "for sale" or "for rent" sign on the Property until one (1) year after Closing. Buyer expressly acknowledges that the obligations contained in this Section 49 shall survive Closing and/or termination of this Contract. Notwithstanding anything contained herein to the contrary and except for a Seller default pursuant to Section 31 or a prior sale pursuant to Section 48, if Buyer indicates an intention to purchase the Property as an investment or secondary home, Buyer is not entitled to a return of the Deposit.

This Contract is dated as of the 17th day of November, 2022.

[redacted]

D·R·HORTON
America's Builder

Addendum No. 1 As of Change Order 0

OPTION SELECTION ADDENDUM TO CONTRACT BETWEEN
Arrived Holdings Inc. and Arrived Holdings LLC, Buyer
And
DR Horton Inc., Seller

Current Date: 11/23/2022
Agreement of Sale Dated: 11/17/2022
Community: Aspire
Lot Number: 1098
Lot/(Block or Phase):
Lot Address: 10633 Caresso Loop SW, ALBUQUERQUE, NM 87121

Plan/Elevation Name: Plan 3021 - The Sabrina
Plan/Elevation/Series Code: 3021/B/L
Lot Swing: L -
Total Square Footage: 2,209

Buyer Notes

(No buyer notes found.)

Selected Options

(No color selections found.)

Selected Options

A – A

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
05CLRPKG	0	11/17/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: First Frost Color Package				**Location:**				
						Sub-Total	**$ 0.00**	

25 – Appliances

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
26001010	0	11/17/2022	[redacted]					
Color: FR RANGE GAS PACKAGE - SS - WHIRLPOOL				**Location:**				
						Sub-Total	**$ 0.00**	

BA – Bath Accessories

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
651130.4	0	11/17/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: Mason Chrome Bath Accessories				**Location:**				
						Sub-Total	**$ 0.00**	

BS – Bath Surrounds

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
621202.4	0	11/17/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P

Initia [redacted]

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
Color:				Location:				
Vikrell Surround @ HBA "A"								
621268.4	0	11/17/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: 12X12 CABRIS IRON STRAIGHT LAY				**Location:**				
Tile Surround @ 60x36 Shower Only, STD								

Sub-Total **$ 0.00**

CA – Cabinets

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
64201010	0	11/17/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: SINCLAIR SARSPARILLA				**Location:**				
Base Cabinet Package (Free Standing Range Layout)								
64201330	0	11/17/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: SINCLAIR SARSPARILLA				**Location:**				
Raised MBA Vanity - Base Cabinets								

Sub-Total **$ 0.00**

CC – Code Compliance

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
CODE2018	0	11/17/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
2018 Code Adder								

Sub-Total **$ 0.00**

CT – Countertops

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
[redacted]					1.0000	$ 0.00	$ 0.00	P
Color: NEW CALADONIA				**Location:**				
Granite/Silestone Kitchen C- Top-Lvl 1 (Base or Executive Only)								
644211.4	0	11/17/2022	[redacted]					
[redacted]n:								
C.Marble Vanity Tops (All Standard Baths)								
644213.4	0	11/17/2022	[redacted]					
[redacted]ocation:								
Add for 2nd Sink w/C.Marble Bath Tops @ Master								

Sub-Total **$ 0.00**

DP – Decks & Porches

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
614001.3	0	11/17/2022	[redacted]					
Color:				**Location:**				
Covered Patio, Standard per Plan								

Sub-Total **$ 0.00**

Initials [redacted]

[redacted]

DO – Door Options

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price	
613030.4	0	11/17/2022	[redacted]	1.0000	$ 0.00	$ 0.00	P

Color: **Location:**
3068 Fiberglass 6-Panel Entry Door, Standard

Sub-Total **$ 0.00**

DH – Doors and Hardware

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price
641013.4	0	11/17/2022	[redacted]			

Color: **Location:**
Riverside/Rockport Style Interior Door (5-Panel)

Sub-Total **$ 0.00**

EL – Electrical

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price
633000.4	0	11/17/2022	[redacted]			

Color: **Location:**
Prewire for Ceiling Fan (std)

Master Bedroom Family Room

Sub-Total **$ 0.00**

EO – Exterior Options

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price	
674330.4	0	11/17/2022	[redacted]	1.0000	$ 0.00	$ 0.00	P

[redacted]
Exterior 1 Cementous Stucco

Stucco: Mega Greige SW7031 Bumpout/FrontDoor/Trim/GarageDoor: Warm Stone SW7032 Roof Vents: Sealskin SW7675 ***Garage Door and Front Door to be Satin Paint***

Sub-Total **$ 0.00**

FL – Flooring

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price	
680802.4	0	11/17/2022	[redacted]	1.0000	$ 0.00	$ 0.00	P

Color: 945 RIVERSTONE **Location:**
Carpet - Hampton Valley II

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price	
681030.4	0	11/17/2022	[redacted]	1.0000	$ 0.00	$ 0.00	P

Color: **Location:**
3/8" 5.0lb Carpet Pad

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price
682171.4	0	11/17/2022	[redacted]			

[redacted] **Location:**
Grout Color - Bath Surrounds Tile

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price
682172.4	0	11/17/2022	[redacted]			

[redacted] **Location:**
Grout Color - Backsplash Tile

682173.4	0	11/17/2022	[redacted]				
[redacted] cation:							
Grout Color - Tile Flooring							
682321.4	0	11/17/2022	[redacted]	1.0000	$ 0.00	$ 0.00	P
Color: 3X6 MATTE DESERT GRAY BR[redacted]cation:							
Tile Backsplash Level 1 @ Kitchen							
682370.4	0	11/17/2022	[redacted]				
682403.4	0	11/17/2022	[redacted]	1.0000	$ 0.00	$ 0.00	P
Color: 18X18 CABRIS IRON **Location:**							
Add for Level 3 Floor Tile							

Sub-Total $ 0.00

GO – Garage Options

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price	
611001.3	0	11/17/2022	[redacted]	1.0000	$ 0.00	$ 0.00	P
Color: **Location:**							
2-Car Garage, Standard per plan							

Sub-Total $ 0.00

LF – Light Fixtures

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price	
643025.4	0	11/17/2022	[redacted]	1.0000	$ 0.00	$ 0.00	
Color: **Location:**							
2 Garage Coach Lights w/Switch							
64310200	0	11/17/2022	[redacted]	1.0000	$ 0.00	$ 0.00	P
Color: **Location:**							
"Logan" Satin Nickel Lighting Package							

Sub-Total $ 0.00

PT – Painting

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price	
647001.4	0	11/17/2022	[redacted]				
[redacted] **Location:**							
Two-Tone Interior Paint (at Livable Areas Only) with SNOWBOUND SW7004 All closets to be painted white							

Sub-Total $ 0.00

PL – Plumbing

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price	
621040.3	0	11/17/2022	[redacted]	1.0000	$ 0.00	$ 0.00	P
Color: **Location:**							
2nd Vanity Sink Rough-in @ Master (Std per plan)							
621052.3	0	11/17/2022	[redacted]	1.0000	$ 0.00	$ 0.00	P
Color: **Location:**							

Initials [redacted]

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
60" x 36" Shower Only STD @ Primary Bath								
621072.4	0	11/17/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
Hall Bath "A" Tub/Shower Combination								
622047.4	0	11/17/202[redacted]			1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
Kitchen: Method Chrome PulloutFaucet (Single-Hole Mount)								
622101.4	0	11/17/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
#64925 Chateau Dual Handle Bathroom faucets (all baths)								
624012.4	0	11/17/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
Undermount 50/50 Kitchen Sink								
624501.4	0	11/17/2022	[redacted]					
Color:				**Location:**				
Elongated Commodes								
						Sub-Total	**$ 0.00**	

RF – Roofing

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price[redacted]	
611501.4	0	11/17/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color: WEATHERWOOD				**Location:**				
Roof Color - Shingle								
						Sub-Total	**$ 0.00**	

RO – Room Options

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
612006.4	0	11/17/2022	[redacted]		1.0000	$ 500.00	$ 500.00	P
Color:				**Location:**				
Optional Master Bathroom Door								
612016.4	0	11/17/2022	[redacted]		1.0000	$ 500.00	$ 500.00	P
Color:				**Location:**				
Optional Door at Master Walk- in-Closet								
612049.5	0	11/17/2022	[redacted]		1.0000	$ 600.00	$ 600.00	P
Color:				**Location:**				
"Closet Plus" Rod and Shelf System @ Primary Closet Only								
						Sub-Total	**$1,600.00**	

SW – Structured Wiring

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
630501.4	0	11/17/2022	[redacted]		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
Add Smart Home Package								
						Sub-Total	**$ 0.00**	

DS
[redacted]

[redacted]

[redacted] **– Windows**

	Qty.	Unit Price	Ext. Price	
[redacted] Location:	1.0000	$ 0.00	$ 0.00	P
		Sub-Total	**$ 0.00**	
		Total:	**$1,600.00**	

[redacted]t/Option Deposits

[redacted] **eposits**

			Check Number	Deposit Amount	Collection Amount
[redacted] 11/17/2022 Note: EM is non-refundable				$10,000.00	$10,000.00
	11/17/2022	Wire Transfer	0001		$10,000.00
			Total	**$10,000.00**	**$10,000.00**

(No option deposits found.)

Purchase Price Details

Total Plan Adjustments (If Applicable):	**<$60,600.00>**
Total Lot Premium Adjustments (If Applicable):	**$ 0.00**

Item	Amount
Base Home Price	$329,390.00
Lot Premium	$5,000.00
Total Options Price	$1,600.00
Total Purchase Price	$335,990.00

50% of Total Options Price must be prepaid in cash as Option Deposits, which are **non-refundable for any reason. This" no refund" provision shall not apply to Buyers who obtain VA financing.*

Amendatory Clause (For FHA Loans Only). It is expressly agreed that notwithstanding any other provisions of this Contract, the Buyer shall not be obligated to complete the purchase of the Property or to incur any penalty by forfeiture of the Earnest Money Deposit or otherwise, unless Buyer has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veterans Affairs, or a Direct Endorsement lender setting forth the appraised value of the Property of not less than **$335,990.00**. The Buyer shall have the privilege and option of proceeding with consummation of the Contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. The Buyer should satisfy himself/herself that the price and condition of the Property are acceptable.

In the event of a conflict between any language in the underlying Contract of Sale and this addendum, or any previous addenda, this addendum shall control.

Initia[redacted]

[redacted]

[redacted]

[redacted]

PURCHASER CONTACT INFORMATION:

____
__

Phone: (Home) (Work)

DS

[redacted]

[redacted]

[redacted]

[redacted]

D·R·HORTON
America's Builder

Change Order Number 0

ADDENDUM TO CONTRACT BETWEEN Arrived Holdings Inc. and Arrived Holdings LLC, Buyer And DR Horton Inc., Seller

Date: 11/23/2022
Change Order Type: Home Configuration
Change Order Created By: DRHI\MAPenaValenzuela
Change Order Created Date: 11/16/2022 2:13:00 PM
Change Order Status: Approved
Change Order Approved By:

Community: Aspire **Section/Phase:**
Plan/Elevation/Series: 3021/B/L
Plan/Elevation Name: Plan 3021 - The Sabrina
Lot Swing: L - **Job:** 941991098
Lot: 98 **Block:**
Lot Address:
10633 Caresso Loop SW
ALBUQUERQUE, NM 87121

Change Order Notes:

Arrived Holdings LLC will be assigning contract to another LLC prior to closing.

Home is projected to close 12/16.
Additional Seller Contribution to Closing Costs **(if any and EXCLUDING any incentives described in the Builder's Incentive Addendum):** $

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

PRINT BUYER(S) NAME(S): Arrived Holdings Inc. and Arrived Holdings LLC
SUBDIVISION: Aspire UNIT/PHASE: 1 LOT: 1098
STREET ADDRESS: 10633 Caresso Loop SW, ALBUQUERQUE, NM 87121
DATE OF CONTRACT: 17th day of November, 2022

This BUILDER'S INCENTIVE AND CONCESSIONS ADDENDUM is attached to and made a part of the certain D.R. HORTON, INC. New Mexico Contract of Sale – Residential Construction dated **17th day of November, 2022** between **DR Horton Inc.** and **Arrived Holdings Inc. and Arrived Holdings LLC**, as Buyer(s), regarding the Property therein described (the "Purchase Contract"). This Addendum, together with the Purchase Contract constitutes the entire agreement between Seller and Buyer(s) with regard to any cost incentives, allowances, adjustments, credits, discounts, rebates or other builder concessions of any kind or amount (collectively, "Incentives") made, or to be made, by Seller in connection with the sale of the Property to Buyer(s) under the Purchase Contract, and there are no agreements regarding such Incentives, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum and the Purchase Contract. In the event of any conflict in terms set forth in this Addendum with any other provisions of the Contract, this Addendum shall control.

Buyer(s) acknowledges receipt of a separate written Notice of Seller's Business Affiliations from Seller (the "Affiliation Notice") informing Buyer(s) that Seller has an affiliated business arrangement with DHI MORTGAGE COMPANY, LTD. ("DHI MORTGAGE") and that Buyer(s) is not required to use this affiliated company or any PREFERRED LENDER (described below) as a condition of Buyer's purchase of the Property or Buyer's access to settlement services in connection with the purchase of the Property

1. Seller hereby offers the following Incentives to Buyer(s) upon successful close of this transaction. The offer of these Incentives is not conditioned on Buyer's use of any particular lender.

a. *Builder Incentive.* Buyer(s) shall be entitled to an incentive up to the amount of $ 0.00 , which amount may be applied by Buyer(s) as a credit toward the Purchase Price owed to Seller, which includes but is not limited to optional features, material upgrades, landscape improvements or decorator items selected by Buyer(s) and included in the purchase price of the Property as set forth in the Price/Option Addendum to the Purchase Contract. No portion of this amount may be disbursed to Buyer(s).

b. *Finance Incentive.* Buyer(s) shall be entitled to an incentive paid by Seller up to the amount of $0.00 This Seller finance incentive is to be applied towards the payment of the following fees to the extent applicable and in the following order: Origination Charge; Origination Fee; Processing Fee and Upfront Unfinanced Mortgage Insurance (if applicable). If additional incentive remains it shall be applied as a general incentive credit towards other usual and customary closing costs charged to Buyer(s) by other settlement service providers and then to the payment of HOA dues and prepaid taxes and insurance as allowed by the Buyer's lender. No portion of this amount may be applied as a credit towards, or in partial payment of, the Purchase Price of the Property or disbursed to Buyer(s). **Any excess unused incentive is forfeited by Buyer(s).**

2. ***Offer of Additional Finance Incentive*. In addition to the above Incentives, the following additional Incentive is offered in conjunction with the use of Seller's PREFERRED LENDER(S), described below:**

If Buyer(s) does apply to a PREFERRED LENDER for a mortgage loan to finance the purchase of the Property and if the loan is approved and funded by the PREFERRED LENDER, Seller agrees to pay on behalf of Buyer(s), or to provide incentives, discounts or credits to Buyer(s) for, the following costs in connection with the sale and financing of the Property:

Finance Incentive. Buyer(s) shall be entitled to an incentive paid by Seller up to the amount of **$**. This Seller finance incentive is to be applied towards the payment of the following fees to the extent applicable and in the following order: Origination Charge; Origination Fee; Processing Fee and Upfront Unfinanced Mortgage Insurance (if applicable). If additional incentive remains it shall be applied as a general incentive credit towards other usual and customary closing costs charged to Buyer(s) by other settlement service providers and then to the payment of HOA dues and prepaid taxes and insurance as allowed by the Buyer's lender. No portion of this amount may be applied as a credit towards, or in partial payment of, the Purchase Price of the Property or disbursed to Buyer(s). **Any excess unused incentive is forfeited by the Buyer(s).**

3. ***Preferred Lender(s)***. The PREFERRED LENDER relating to this Builder's Incentive and Concessions Addendum is: DHI MORTGAGE. More information regarding DHI MORTGAGE is available at: www.dhimortgage.com.

THE UNDERSIGNED ACKNOWLEDGE THAT EACH OF THEM HAS READ THIS BUILDER'S INCENTIVE AND CONCESSIONS ADDENDUM TO THE PURCHASE CONTRACT AND AGREE TO THE TERMS, CONDITIONS AND LIMITATIONS CONTAINED HEREIN.

DS

[redacted]

[redacted]

[redacted]

[redacted]

11/29/2022
ate

[redacted]

[redacted]

D[redacted]

NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO:	Arrived Holdings Inc. and Arrived Holdings LLC [Homebuyer(s)]	**PROPERTY:**	10633 Caresso Loop SW, ALBUQUERQUE, NM 87121
FROM:	DR Horton Inc. [Seller]	**DATE:**	November 23, 2022

This is to give you notice that the above referenced seller has a business relationship with:

DHI MORTGAGE COMPANY, LTD.
8440 Wyoming Blvd. NE
Suite A
Albuquerque, NM 87113

DHI TITLE INSURANCE COMPANY
10700 Pecan Park Blvd.
Suite 125
Austin, TX 78750

DR HORTON INSURANCE AGENCY, INC.
1341 Horton Circle
Arlington, TX 76011

TRAVIS COUNTY TITLE COMPANY, DBA DHI TITLE AGENCY/DHI TITLE OF NEW MEXICO
8440 Wyoming Blvd. NE
Suite A
Albuquerque, NM 87113

The nature of this business relationship is that these companies are corporate affiliates, each being 100% wholly owned by, or by a subsidiary of, the same parent corporation. Because of this relationship, this referral may provide seller a financial or other benefit.

Set forth below is the estimated charge or range of charges by each company for settlement services listed. You are **NOT** required to use these companies as a condition of your purchase of the property from seller or as a condition of your application for, or settlement of, a mortgage loan on the property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

DHI MORTGAGE COMPANY, LTD.		**TRAVIS COUNTY TITLE COMPANY AND DHI TITLE INSURANCE COMPANY***	
Loan Origination Charge:	0% of Loan Amount plus $950.00	Title Services	$250.00
Processing Fee	$250.00	Simultaneous Lender's Title Insurance:	$30.00 – $180.00
An additional 1% of the Loan Amount may apply for certain Affordable Housing Loan Programs		Owners Title Insurance	$1,819.00 - $1,969.00

Travis County Title Company charge estimates are based on an average home price of $300,000. Adjustments to Sales Price, Loan Amount and Lender requirements will impact the cost of your title insurance. Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd. *Travis County Title Company provides closing services and title insurance services through several underwriters of title insurance policies, one of which is DHI Title Insurance Company.

Note: If you apply with DHI Mortgage Company, Ltd., a Loan Estimate of all settlement charges will be provided to you by DHI Mortgage Company, Ltd. at or within three business days after loan application.

You may be entitled to additional builder discounts/credits paid by the seller to purchase multiple settlement services as set forth in the Builder's Incentive and Concessions Addendum to your purchase contract.

D. R. HORTON INSURANCE AGENCY, INC.
D.R. HORTON INSURANCE AGENCY, INC. is a licensed insurance agent that offers policies of property insurance as agent for one or more insurance companies qualified to transact insurance business in the State of New Mexico. You will be provided a separate proposal or quote of the terms and conditions of any policy of insurance offered by D.R. HORTON INSURANCE AGENCY, INC. in which you express an interest. For comparison purposes, the cost for a hazard insurance policy for a home valued at $300,000 with commonly selected coverage items and deductibles would range between: $200 and $4,243 per annum. The specific premium depends on various factors, including but not limited to, the value of the home, the location of the home, deductibles selected, and the amount of coverage selected. The quote will set out the estimated premium and other charges, or range of charges, by D.R. HORTON INSURANCE AGENCY, INC. for its insurance products or services.

ACKNOWLEDGMENT:
I/we have read this disclosure form and understand that seller is referring me/us to purchase the above-described settlement services from **DHI MORTGAGE COMPANY, LTD.**, **Travis County Title Company**, and **D.R. HORTON INSURANCE AGENCY, INC.**, and may receive a financial or other benefit as the result of this referral.

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

I/we, Buyer(s) acknowledge that an estimated amount of the property tax levy for the above referenced property is not readily available at this time and, prior to making an offer to purchase the above referenced property, I/we are waiving the property tax levy disclosure [redacted] ide me/us with such estimated amount of the property tax levy.

[redacted] 022

[redacted]

D·R·HORTON®
America's Builder

ADDENDUM NO. 6 TO NEW MEXICO CONTRACT OF SALE – RESIDENTIAL CONSTRUCTION

OMB Approval No: 2502-053

US Department of Housing
And Urban Development
Office of Housing
Federal Housing Commissioner

FOR YOUR PROTECTION: GET A HOME INSPECTION

Name of Buyer(s) Arrived Holdings Inc. and Arrived Holdings LLC
Property Address 10633 Caresso Loop SW, ALBUQUERQUE, NM 87121

Why a Buyer Needs a Home Inspection
A home inspection gives the buyer more detailed information about the overall condition of the home prior to purchase. In a home inspection, a qualified inspector takes an in-depth, unbiased look at your potential new home to:

- Evaluate the physical condition: structure, construction, and mechanical systems;
- Identify items that need to be repaired or replaced; and
- Estimate the remaining useful life of the major systems, equipment, structure, and finishes.

Appraisals are Different from Home Inspections
An appraisal is different from a home inspection. Appraisals are for lenders; home inspections are for buyers. An appraisal is required to:

- Estimate the market value of a house;
- Make sure that the house meets FHA minimum property standards/requirements; and
- Make sure that the property is marketable.

FHA Does Not Guarantee the Value or Condition of your Potential New Home
If you find problems with your new home after closing, FHA can not give or lend you money for repairs, and FHA can not buy the home back from you. That is why it is so important for you, the buyer, to get an independent home inspection. Ask a qualified home inspector to inspect your potential new home and give you the information you need to make a wise decision.

Radon Gas Testing
The United States Environmental Protection Agency and the Surgeon General of the United States have recommended that all houses should be tested for radon. For more information on radon testing, call the toll-free National Radon Information Line at 1-800-SOS-Radon or 1-800-767-7236. As with a home inspection, if you decide to test for radon, you may do so before signing your contract, or you may do so after signing the contract as long as your contract states the sale of the home depends on your satisfaction with the results of the radon test.

Be an Informed Buyer
It is your responsibility to be an informed buyer. Be sure that what you buy is satisfactory in every respect. You have the right to carefully examine your potential new home with a qualified home inspector. You may arrange to do so before signing your contract, or may do so after signing the contract as long as your contract states that the sale of the home depends on the inspection.

[redacted]**. I have thought about this before I signed a contract with the Seller for a**

[redacted]

ADDENDUM NO. 7 TO NEW MEXICO CONTRACT OF SALE – RESIDENTIAL CONSTRUCTION

D·R·HORTON®
America's Builder

HOMEBUYER'S ACKNOWLEDGMENT OF RECEIPT OF RWC BOOKLET AND UNDERSTANDING AND AGREEMENT REGARDING LIMITED WARRANTIES

THE UNDERSIGNED BUYER(S) ACKNOWLEDGES THAT HE HAS BEEN GIVEN AN OPPORTUNITY TO REVIEW SAMPLES OF SELLER'S ONE (1) YEAR, TWO (2) YEAR, AND TEN (10) YEAR LIMITED WARRANTIES WHICH ARE SET FORTH IN THE LIMITED WARRANTY BOOKLET ISSUED BY RESIDENTIAL WARRANTY CORPORATION ("RWC") AND HAS READ AND UNDERSTANDS THEM INCLUDING THE PROVISIONS THAT REQUIRE THAT ALL DISPUTES THAT ARISE UNDER SELLER'S LIMITED WARRANTIES BE SUBMITTED TO BINDING ARBITRATION.

BUYER(S) UNDERSTANDS THAT SELLER'S WARRANTIES ARE NOT A MAINTENANCE PROGRAM AND THEY ARE LIMITED WARRANTIES THAT COVER SPECIFIC CONDITIONS FOR SPECIFIC TIME PERIODS AS DEFINED IN THE RWC WARRANTY BOOKLET. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTIONS SET FORTH IN THE RWC WARRANTY BOOKLET, AND BUYER(S) UNDERSTANDS AND AGREES THAT ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THE WARRANTY OF HABITABILITY ARE EXCLUDED AND DISCLAIMED AND THAT SELLER MAKES NO WARRANTY AS TO QUALITY, AND EXPRESSLY DISCLAIMS ANY SUCH WARRANTY, OTHER THAN AS EXPRESSLY SET FORTH IN THE RWC WARRANTY BOOKLET.

BUYER(S) UNDERSTANDS AND AGREES THAT THERE ARE NO EXPRESS WARRANTIES OTHER THAN THOSE SET FORTH IN THE RWC WARRANTY BOOKLET.

BUYER(S) UNDERSTANDS AND AGREES THAT THE TERM "SELLER" IN THIS ACKNOWLEDGMENT INCLUDES NOT ONLY D.R. HORTON, INC. BUT ITS CORPORATE AFFILIATES, INCLUDING WITHOUT LIMITATION DRH SOUTHWEST CONSTRUCTION, INC.

BUYER(S) UNDERSTANDS AND AGREES THAT THE WARRANTY OF ALL APPLIANCES AND OTHER CONSUMER PRODUCTS INSTALLED IN BUYER'S HOUSE ARE THOSE OF THE MANUFACTURER OR SUPPLIER AND SAME ARE ASSIGNED TO BUYER(S), EFFECTIVE ON THE DATE OF CLOSING.

BUYER(S) FURTHER UNDERSTANDS AND AGREES THAT NEITHER SELLER, NOR ITS CORPORATE AFFILIATES, INCLUDING DRH SOUTHWEST CONSTRUCTION, INC., SHALL BE LIABLE FOR ANY PERSONAL INJURY OR OTHER CONSEQUENTIAL OR SECONDARY DAMAGES AND/OR LOSSES WHICH MAY ARISE FROM OR OUT OF ANY AND ALL DEFECTS.

[redacted]

[redacted]

[redacted]

D·R·HORTON®
America's Builder

ADDENDUM NO. 9 TO NEW MEXICO CONTRACT OF SALE – RESIDENTIAL CONSTRUCTION

RESTRICTIONS REGARDING LANDSCAPING, GRADING & DRAINAGE

These Restrictions Regarding Landscaping, Grading and Drainage are made by DR Horton, Inc., a Delaware corporation ("Horton") as follows:

WHEREAS, Horton is the owner in fee simple and developer of that certain lot whose legal description is as follows:

Insert legal

Commonly known as 10633 Caresso Loop SW (the "Lot").

WHEREAS, Horton deems it desirable to establish, adopt and impose covenants, conditions and restrictions upon any landscaping, grading and drainage alterations to the Lot in addition to any as may already be imposed, or shall hereafter be imposed by a homeowners association.

WHEREAS, Horton declares that the Lot is and shall be held, conveyed, hypothecated, encumbered, leased, rented, used, occupied and improved, subject to the limitations, restrictions, covenants and conditions herein set forth. These restrictions shall be appurtenant to and run with the Lot and shall bind not only the original purchaser of the Lot from Horton, but his heirs, purchasers, assignees and successors-in-interest.

NOW, THEREFORE, Horton hereby establishes the following specific landscaping, grading and drainage restrictions on the Lot:

1. A Plot Plan of the Lot, which sets forth spot elevations and flow arrows depicting the grading and drainage plan approved by the applicable governmental entities and built by Horton, the proper implementation of which has been verified by a licensed surveyor, is attached hereto as **Exhibit A**. The purpose of the grading and drainage plan is to allow water accumulated on the Lot to drain to the public street. Construction or landscaping that materially alters the grades and flow patterns shown on **Exhibit A** hereto are prohibited unless the following are first obtained:

   a. written approval of any homeowners association or architectural control committee with control over any landscaping, grading and drainage modifications, and

   b. a written certification from a licensed New Mexico geotechnical engineer that such proposed modification will not negatively impact the grading and drainage pattern or otherwise cause potential damage to the Lot or improvements thereon, or to any adjacent lots or improvements thereon, and a copy of such engineer's certification has been provided to Horton at the address listed below.

2. Improper alteration of or failure to stabilize and/or maintain drainage patterns as provided in the Plot Plan may result in significant damage, including but not limited to, damage to the foundation of the house or adjacent slopes, patios and/or yard walls. Horton shall not be responsible for any damages to persons or property resulting from post closing changes in the existing drainage course as set forth in the Plot Plan as a result of (a) the alteration of swales, drainage pipes or drainage courses, or failure to maintain the same as established by Horton and/or failure to keep them free of buildings, structures and obstructions, including but not limited to debris, blowing sand and weeds (b) a change in grading, (c) erosion, (d) any landscaping or other improvements, including waterlines, that are installed in such a way as to alter the drainage flow on the Lot, or (e) overwatering or the introduction of water into the soils from other sources, including but not limited to irrigation system leaks. This applies both to drainage from the Lot on to any other property as well as drainage within the

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Lot. In some subdivisions, landscaping and irrigation systems, other than xeriscaping with drip irrigation, may be discouraged or even prohibited. The Lot owner must check the applicable homeowner association documents for details.

3. In subdivisions which do not require xeriscaping, Horton nevertheless requires that landscaping be of a type which conserves water to the highest degree possible. Sod and grass require a lot of water to maintain and are, therefore, discouraged by Horton. Moreover, the use of excessive water can cause soil settlement or soil consolidation and damage to improvements on the Lot and/or on adjacent lots and the improvements thereon. Consequently, if the Lot is in a subdivision which permits sod or grass the Lot owner is required to use drought tolerant sod/grass such as blue grama, buffalo grass and drought tolerant fescues, and to familiarize himself with the soils reports related to the subdivision and the current planting and watering recommendations available by the State of New Mexico and/or its Universities and their cooperative extensions, and to follow those recommendations. Copies of these documents may be obtained from Horton upon request. Horton is not, and will not be, responsible for specific plant and watering recommendations and any loss or damage resulting directly or indirectly from floods, surface water (including but not limited to irrigation water) or water below the surface of the ground.

4. Any sprinkler system or drip irrigation system installed or modified on the Lot must be installed or modified by a New Mexico licensed contractor. The Lot owner bears the full liability and responsibility for any installation, modification or alteration to such system which occurs during his ownership. All new or modified lines must be tested for leaks by a licensed New Mexico contractor prior to usage. The Lot owner is responsible for ensuring that all water lines are maintained and any leaks are promptly repaired.

5. Each of the covenants, conditions and restrictions provided herein shall be deemed established upon the recording of this document and shall thenceforth be deemed covenants running with the land and shall inure to the benefit of and bind the successors and assigns of the lot owner and the heirs, personal representatives, grantees, tenants, successors and assign of such owner.

DocuSigned by:
[redacted]

D·R·HORTON®
America's Builder

ADDENDUM NO. 13 ACKNOWLEDGMENT OF HOA DOCUMENTS

Seller: D.R. Horton, Inc.
Buyer(s): Arrived Holdings Inc. and Arrived Holdings LLC

Property Address: 10633 Caresso Loop SW, ALBUQUERQUE, NM 87121

The undersigned Buyer acknowledges receiving the following documents pursuant to the Homeowner Association Act, N.M. Stat. §§ 47-16-1, et seq.:

☐ **RANM Form 4650**
☐ **RANM Form 4700**

[redacted]

[redacted]

[redacted]

[redacted]

Job: 941991098
Printed: 11/23/2022

D·R·HORTON®
America's Builder

ADDENDUM NO. 14 ACKNOWLEDGMENT OF HOA DISCLOSURE CERTIFICATE

Seller: D.R. Horton, Inc.

Buyer(s): Arrived Holdings Inc. and Arrived Holdings LLC

Property Address: 10633 Caresso Loop SW, ALBUQUERQUE, NM 87121

The undersigned Buyer acknowledges receiving a disclosure certificate from the homeowners' association pursuant to the Homeowner Association Act, N.M. Stat. §§ 47-16-1, et seq., and that, pursuant to New Mexico law, Seller is not liable to Buyer for any erroneous information provided by the homeowners' association and included in its disclosure certificate.

Based on my review of the disclosure certificate and all homeowner association documents previously received, I choose to:

☐ continue with my purchase
☐ cancel my purchase and obtain the return of my Earnest Money.

BUYER:

[redacted]

[redacted]

[redacted]

D.R. Horton Smart Home Disclosure

Congratulations on your new D.R. Horton Smart Home! Your new home is equipped with technology that includes some or all of the following Internet-connected devices: a programmable thermostat; a door lock; a light switch; a touchscreen smart home control device; home security devices such as door and window contacts and motion detectors; a video doorbell; a garage door opener; and a smart speaker (collectively, "**Smart Home Technology**"), all of which are integrated by an automation platform hosted by Alarm.com. Other Smart Home Technology features may be offered for an additional charge. See your D.R. Horton sales representative for complete details on the Smart Home Technology included in your home.

Some or all of the Smart Home Technology may be installed *after closing*, by a third-party installer or manufacturer ("**Provider**"). At that time, the Provider may activate certain components of the Smart Home Technology, provide training to you on how to use the Smart Home Technology, and provide information to you regarding additional services or products available for purchase.

The Alarm.com home automation-only application (the "**App**") is included at no charge to you for 36 months following the close of escrow on your home. Thereafter, the App may be purchased directly from the Provider for a monthly fee or, if you have contracted with the Provider for security monitoring services, the App is included with such security-monitoring services.

In order to install and activate the Smart Home Technology and to provide you with training on how to use the Smart Home Technology and information regarding additional services or products available for purchase, D.R. Horton will provide your contact information to the Provider so the Provider can get in touch with you via telephone, email or U.S. mail to schedule an appointment. For the Smart Home Technology to work, you must obtain and pay for your own Internet service, and you may need to purchase compatible devices and maintain accounts with third parties for the services. The Provider will discuss these requirements with you prior to the appointment to ensure the installation and activation goes smoothly. D.R. Horton may receive compensation from the Provider if you purchase additional services or products from the Provider.

IMPORTANT INSTALLATION DEADLINE: You have *120 days* from the date you close escrow on your home (the "**Deadline**") to schedule an appointment with the Provider. If you schedule an appointment with the Provider after the Deadline, you will be required to pay the Provider's then-current labor and equipment costs to install and activate certain components of the Smart Home Technology and to train you on how to use the Smart Home Technology.

PRIVACY DISCLOSURE: In connection with your purchase of a home from D.R. Horton, we will collect certain personal information from you. To learn more about the categories of personal information we collect, and how we may use or share that personal information, please view our Privacy Policy on our website at www.drhorton.com, as it may change from time to time.

COLLECTION OF INFORMATION BY DEVICES: The Smart Home Technology may collect information about you and your use of the device. This information is collected, used and analyzed by the third-party providers of the devices and the Alarm.com automation platform. Use of such information is governed by the terms, conditions, policies and practices of such third-party providers only. D.R. Horton recommends that you carefully review your agreements with, and other terms and conditions published by, these third-party providers, as well as additional information about the Smart Home Technology by visiting www.drhorton.com/smart-home. D.R. Horton does not collect any information from these devices about you or your use of the devices.

[redacted]

I acknowledge and agree that D.R. Horton does not make any representations or warranties that any or all of the Smart Home Technology is secure, will meet any of my needs or will provide any level of physical or cyber security for my home or otherwise – even if the Smart Home Technology is working as intended.

Cell Phone #[redacted]ork Phone #: Home Phone #:

Email Address (primar[redacted]

[redacted]

Projected Closing Date: 12/16/2022

BUYER(S):

[redacted] 2

D·R·HORTON®
America's Builder

ADDENDUM NO. 4 TO NEW MEXICO
CONTRACT OF SALE - RESIDENTIAL CONSTRUCTION

ASPIRE SUBDIVISION
Disclosures

It is the policy of D. R. Horton, Inc. to disclose the following to prospective buyers:

1. ASPIRE SUBDIVISION: The Aspire master planned community is anticipated to ultimately consist of 506 single family residential lots, plus various Common Areas and private roads within an approximately 83 acre tract being developed by master developers Success Land Holdings, LLC and Heritage Trails Development I, LLC. Your Seller, D.R. Horton, Inc., has purchased the initial phase of the master plan which consists of 151 Lots and certain common areas and a private roadway tract, and has options to purchase the lots, common areas and private roadway tracts in the remaining three phases. If D.R. Horton, Inc. does not exercise tis options to purchase the remaining three phases, it cannot and does not make any representation as to how the remainder of Aspire will be developed. D.R. Horton, Inc. has no input or control over any development within Aspire that it does not own. However, its intent is to purchase all three remaining phases and develop them as a single gated community with parks and community open space.

2. DECLARATION, HOMEOWNER'S ASSOCIATION AND DESIGN GUIDELINES: The property comprising Aspire is subject to certain protective covenants, as set forth in the document entitled *Declaration of Covenants, Conditions and Restrictions for Aspire Subdivision* (the "Declaration"), which covenants were recorded on October 27, 2021 by D.R. Horton, Inc. The Declaration provides that Aspire Community Association, Inc. (the "Association"), a non-profit corporation, is responsible for the administration of the Aspire Subdivision and the additional phases thereof that may be added to the property covered by the Declaration, in accordance with the Declaration, which may be amended from time to time, maintenance and repair of any certain Common Areas within the Subdivision, and the master planned area as a whole, maintaining insurance coverage for the protection of the Subdivision, contracting for management, legal, accounting and other services, materials and supplies as required for the Association to perform its duties and such other services as are required for the preservation of certain community-wide standards within the subdivisions. The Declaration and all of its amendment/supplements, as well as the Articles of Incorporation (the "Articles") and the By-Laws of the Association ("By-Law"), establish the respective rights and obligations of the property owners and the Association and the procedures by which the Subdivision, and the master planned community generally, will be governed. All prospective buyers are encouraged to read and familiarize themselves with the Declaration and with the Articles and By-Laws of the Association, copies of which are available from your sales representative.

Annual Association assessments for 2022 are currently estimated at $60.00 per month, paid quarterly (paid on July 1, October 1, January 1 and April 1). The level and type of assessments, fees, charges, and other income for the Association will be set so that it will be able to meet planned financial obligations, including but not limited to operating costs and reserves for replacement of the Common Area landscaping. A copy of the current budget is available from your sales representative. Assessments will be subject to increase from time to time. Lot Owners, as members of the Association will also be subject to special assessments levied for certain purposes, including unbudgeted expenses or expenses in

Initials [redacted]

excess of those budgeted, however, any special assessment will require an affirmative vote of the members as set forth in the Declaration.

3. ARCHITECTURAL CONTROL AND LANDSCAPING: Each Lot Owner in the Subdivision who has purchased a Lot from D.R. Horton, Inc. is subject to the architectural control and landscaping provisions set forth in the Declaration and/or in any design guidelines adopted by the Association, both of which may be amended from time to time.

You should review the provisions and procedures set forth in these documents so that you understand the process you will need to follow to obtain architectural approvals. Approval pursuant to these documents does not constitute approval by the City or any other public agencies having jurisdiction over the Subdivision.

In addition, certain restrictions may exist with respect to utility easements and/or City or private rights of way on or adjacent to your Lot. Before commencing any landscaping or any other improvements, please be sure to check with the Association and the appropriate department of the City to determine if there are any restrictions or required permits.

4. ADDITIONAL LANDSCAPING RESTRICTIONS:

In addition to any landscaping restrictions imposed by the Association, at the time of closing D.R. Horton, Inc. will record certain additional landscaping, grading and drainage restrictions specific to your lot which will further define and limit landscaping activities in an effort to preserve and protect appropriate grading and drainage. Improper alteration of or failure to stabilize and/or maintain drainage patterns as provided in the Plot Plan for your lot may result in significant damage, including but not limited to, damage to the foundation of the house or adjacent slopes, patios and/or yard walls. D.R. Horton, Inc. shall not be responsible for any damages to persons or property resulting from post-closing changes in the existing drainage course as set forth in the Plot Plan as a result of (a) the alteration of swales, drainage pipes or drainage courses, or failure to maintain the same as established by the developer or Horton and/or failure to keep them free of buildings, structures and obstructions, including but not limited to debris, blowing sand and weeds (b) a change in grading, (c) erosion, or (d) any landscaping or other improvements, including waterlines, that are installed in such a way as to alter the drainage flow on the lot. This applies both to drainage from the lot on to any other property as well as drainage within the lot.

5. DEVELOPMENT OF SURROUNDING PROPERTIES: D.R. Horton, Inc. itself has no control over the land use or development of any adjacent properties, including lots and tracts within the Subdivision that it does not own and other properties in the vicinity of the Subdivision and makes no representations about the uses or development that may or may not occur on such properties. The disclosures contained in this document are for information purposes only, but to the best of D.R. Horton, Inc.'s knowledge are accurate at the time this document is drafted. D.R. Horton, Inc. makes no guarantee that Buyer will be satisfied with the development (or lack thereof) of any property by D.R. Horton, Inc., or any other person or entity, and any increased noise, traffic levels, or other ramifications that may stem from development.

6. INVESTOR BUYERS: D.R. Horton, Inc. may from time to time sell houses in the Subdivision to investor buyers. D.R. Horton, Inc. makes no representation regarding the number of investor buyers who have purchased or may purchase in the Subdivision. You must make your own decision to buy or not in the Subdivision based on your own investigation. You may not rely on any statements by D.R. Horton, Inc. sales people regarding investor buyers.

DS
[redacted]

D·R·HORTON
America's Builder

[redacted] ess Land Holdings, LLC and Heritage Trails [redacted] pire, obtained a resolution from the City of [redacted] for the benefit of certain residential property [redacted] by providing an enhanced level of public infrastructure amenities and/or municipal services within Aspire. D.R. Horton, Inc. has had no part in the creation or operation of the PID and makes no representations and to its history or future. D.R. Horton, Inc. is providing buyers with a copy of a document entitled *Aspire Public Improvement District, Notice of Information*, (the "Notice of Information") which was recorded in the offices of the Bernalillo County Clerk on November 10, 2021 as Document 20211329808. Pursuant to the Notice of Information issued by the District, in addition to paying your regular property taxes and any other charges and benefit assessments assessed by the City of Albuquerque, you will be required to pay annual special levies which for the Lot you are buying are currently estimated at $1241 per year, once the special levies are imposed. Special levies have not yet been imposed, as of the time of the writing of this Disclosure. According to the Notice of Information these levies, once imposed, would continue from year to year to cover your share of the cost of these public improvements until all the public improvements have been paid for. These special levies will appear on your tax bill as a special assessment.

As part of your lot purchase, you will be asked by your sales representative to sign a form of *Notice of Information for the Aspire Public Improvement District*.

You may obtain additional information about the amount of the annual special levy, and its payment, as well as a feasibility study completed as part of the formation of the PID and other information about the PID, including the most recent budget for the PID, directly from the City through the City's Public Improvement District Coordinator, whose office is located at the Department of Municipal Development, Seventh Floor, Room 7057, Albuquerque/Bernalillo County Government Center , Once Civic Plaza NW, Albuquerque, New Mexico. There may be a charge for copies.

8. **OBLIGATION TO CONDUCT OWN INVESTIGATION**. Nothing contained herein, or in the Contract for Sale, is intended to be a complete disclosure of all facts which you may wish to consider in buying a home in the Subdivision. You are still obligated to conduct your own full investigation of all facts relevant to you in deciding where to buy and when. You should not rely on any disclosed items as your single source of information regarding such items. Nothing in this Disclosure Statement is meant to imply that the items discussed in this document are more important than any items not discussed herein.

Buyer acknowledges that he/she has read, reviewed, approves, and accepts as a precondition to his/her purchase the foregoing disclosures.

BUYER:

[redacted]

[redacted]

Initial [redacted]

[redacted]

D·R·HORTON
America's Builder

ASPIRE
Albuquerque, New Mexico

Interior Features

- Designer two tone paint with eggshell finish on doors and trim
- Upgraded designer selected carpet with 3/8" 5.0 lb. rebond pad
- Beautiful, 18x18 large format designer ceramic tile flooring in all wet areas
- Spacious walk-in closets (per plan)
- Hardwired carbon monoxide/smoke detector combo units with battery backup
- Ceiling fan pre-wire in largest bedroom, family room, and loft per plan
- Raised panel interior doors
- Cable TV pre-wire in family room, largest bedroom, and loft (RG6 coax pre-wires per plan)
- Moen Water Sense ™plumbing fixtures
- 9' ceiling heights downstairs (per plan)
- Home is connected, Smart Home package (ask sales counselor for details)
  - Alarm.com App
  - Qolsys IQ Panel
  - Amazon Dot
  - Skybell
  - Kwikset Smartcode888 deadbolt
  - Eaton Z-Wave Switch for front porch light

Kitchen Features

- Designer kitchen cabinets with hidden Quality hinges
- Whirlpool® black appliance package includes range, dishwasher, and over the range microwave
- 3cm granite counter top with decorative tile backsplash

Baths

- Large shower and designer tile surrounds in Bathroom 1 only
- Dual sinks in Bathroom 1 only
- Cultured marble vanity and backsplash in Bathrooms 1 & 2
- Raised vanity cabinets in Bathroom 1 only
- Moen Water-Sense™ dual handle faucet with polished chrome finish
- Elongated low flow, energy-efficient commode
- Large format ceramic tile flooring in all baths

Exterior Features

- Engineered monolithic foundation with rebar grid system.
- 3000 PSI concrete.
- Lighted front porch and back patio
- Raised panel fiberglass insulated front door
- Rear and side yard block walls (minimum 6 courses exposed) with wrought iron return and one gate
- Professionally landscaped front yard with auto irrigation system
- SmartKey® System on exterior doors, allows you to re-key by yourself in minutes
- Covered rear patio (per plan)
- 25-year high quality shingled roof

Construction & Energy Features

- 2x6 exterior bearing walls utilizing advanced framing
- Energy efficient central forced air heating and refrigerated A/C system
- R-23 exterior wall insulation and R-38 ceiling/attic area insulations
- Foam seal air infiltration system at all exterior penetrations (doors, windows, and outlets)
- Energy-efficient 50-gallon water heater
- LP® TechShield® radiant barrier roof sheathing for added heating and cooling savings
- Energy-efficient vinyl frame windows with double-paned Low E glass (almond-toned frame)

[redacted]

D·R·HORTON®
America's Builder

ADDENDUM NO. 16 TO NEW MEXICO CONTRACT OF SALE – RESIDENTIAL CONSTRUCTION

RADON DISCLOSURE ADDENDUM

PRINT BUYER(S) NAME(S) Arrived Holdings Inc. and Arrived Holdings LLC
SUBDIVISION Aspire
LOT/BLOCK: 1098 /
STREET ADDRESS: 10633 Caresso Loop SW, ALBUQUERQUE, NM 87121
DATE OF CONTRACT 11/17/2022

This Radon Disclosure Addendum (the "**Addendum**") is attached to and forms a part of the Contract of Sale – Residential Construction executed between Buyer(s) and Seller (the "**Purchase Agreement**") for the House on the lot described above and in the Purchase Agreement (the "**Property**") at the community where the Property is located (the "**Community**"). Any capitalized terms not otherwise defined in this Addendum shall have the meanings set forth in the Purchase Agreement. If there is a conflict between the Purchase Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

1. Seller discloses to Buyer(s) and Buyer(s) understands and acknowledges the following (the "Disclosed Matters"):

a. Radon is a naturally occurring radioactive gas that comes from uranium and radium in soils, which can be found throughout the world. Uranium breaks down to radium, which then decays into radon gas. This gas can move up through the soil into the atmosphere or be drawn into a building or home.

b. The United States Environmental Protection Agency ("**EPA**") and the U.S. Geological Survey have identified Bernalillo County and Santa Fe County in New Mexico as Zone 1 Counties, areas with the potential for high radon levels based on the local geology, radon tests in the County and other factors.

c. **SELLER IS NOT RESPONSIBLE FOR ANY RADON GAS OR RELATED SUBSTANCES THAT MAY BE IN OR ON THE COMMUNITY, THE PROPERTY OR IN THE HOUSE ON THE PROPERTY AFTER IT IS CONSTRUCTED.**

d. Seller is building the House to include a Passive Radon Vent System. The system is located beneath the slab where soil gases may collect and vented through the slab with a caulked piping system that rises through the attic into the atmosphere. Buyer(s) should not perform any construction or repairs or take any other action that will modify, impair or interfere with the Passive Radon Vent System and/or its operation. SELLER CANNOT GUARANTEE THAT RADON WILL NOT ENTER THE HOUSE WITH THIS, OR ANY, RADON SYSTEM.

e. Information about radon can be found on the EPA website: http://www.epa.gov/radon/ or calling the EPA, at 1 (800) 557-2366

2. Except as stated in this Addendum, Seller, its officers, directors, agents, employees, parent, subsidiaries, affiliates, heirs, personal representatives, successors and assigns (the "**Seller Parties**") do not have authority to make, have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied with regard to the Community the Property or the House concerning: (a) the presence or absence of radon gas in the soils beneath or adjacent to the Property or in or near the House prior to, on or after Closing; (b) the environmental conditions at or emanating from the Community or the Property; or (c) existing or potential environmental effects associated with any of the same or from any other radon sources not specifically identified herein. The Seller Parties make no representation or warranty of any kind, express or implied, regarding the Passive Radon Vent System that has been installed in the House or its effectiveness or capacity to reduce or mitigate any radon gas that may exist or accumulate within the House, or with regard to any information presented on the EPA website.

3. **THE DISCLOSED MATTERS MAY ADVERSELY AFFECT (I) THE VALUE OF THE PROPERTY OR THE HOUSE ON THE PROPERTY, AND/OR (II) THE USE, ENJOYMENT AND/OR OWNERSHIP OF THE PROPERTY OR THE HOUSE ON THE PROPERTY BY THE BUYER AND/OR BUYER'S HEIRS, SUCCESSORS, INVITEES, LICENSEES, ASSIGNS, AND LEGAL REPRESENTATIVES**.

4. Buyer acknowledges that this Addendum: (i) is not intended to, and does not, constitute a full disclosure of all conditions that might affect the Community, the Property or the House; and (ii) does not relieve Buyer from its obligations to investigate the Community, the Property or the House to satisfy itself that the Community, the Property and the House are satisfactory to Buyer. In addition, Buyer acknowledges that the Seller Parties have no duty to update, and will not update, this Addendum or the information contained in this Addendum (including, without limitation, any references to the website or telephone number set forth in Paragraph 1.e. above).

D·R·HORTON
America's Builder

5. GENERAL RELEASE. BUYER(S), ON BEHALF OF BUYER(S) AND BUYER'S FAMILY MEMBERS, AND OTHER OCCUPANTS OF THE HOUSE, AS WELL AS THE HEIRS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES OF BUYER(S) AND BUYER'S FAMILY MEMBERS AND OTHER OCCUPANTS OF THE HOUSE (TOGETHER "BUYER PARTIES"), HEREBY RELEASE THE SELLER PARTIES (INCLUDING BUT NOT LIMITED TO DRH SOUTHWEST CONSTRUCTION, INC.), AND THEIR SUBCONTRACTORS AND SUPPLIERS FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, INJURIES, LOSSES, COSTS OR EXPENSES, KNOWN OR UNKNOWN, THAT BUYER PARTIES MAY HAVE NOW OR AT ANY TIME IN THE FUTURE THAT ARE IN ANY WAY RELATED TO, CONNECTED WITH, OR THAT ARISE OUT OF, DIRECTLY OR INDIRECTLY, THE DISCLOSED MATTERS INCLUDING THE EXISTENCE OF RADON WITHIN THE COMMUNITY AND/OR THE PASSIVE RADON VENT SYSTEM. IT IS THE SPECIFIC INTENT OF THE BUYER PARTIES TO FULLY RELEASE AND DISCHARGE ALL OF THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE DISCLOSED MATTERS INCLUDING RADON OR RELATED SUBSTANCES AND THE SELECTION AND INSTALLATION OF THE PASSIVE RADON VENT SYSTEM. THIS ADDENDUM, INCLUDING THE RELEASE SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.**

ACKNOWLEDGED AND AGREED AFTER REVIEW BY BUYER(S) ON THE DATE SHOWN BELOW.

[redacted]

Notice of Collection and Sharing of Personal Information

We are providing you with this notice regarding the personal information we collect, how we use it, and with whom we share it. You can learn more about privacy, how we protect your personal information and your privacy choices in our Privacy Policy, available at www.drhorton.com/privacy-policy.

Below, we describe how we handle various types of personal information you may provide to us.

Identifiers

Identifiers are pieces of information directly linked to a particular individual, such as your name, address, email address, and phone number. We use and share this information to: (1) complete transactions into which you have entered, such as completing your home sale, installing equipment or fulfilling the terms of your home warranty; (2) communicate with you, or permit third parties to communicate with you, including about products and services that may be of interest to you; (3) improve our products and services; and (4) comply with applicable law. We also may be required by law to collect this information. At times, we may share identifiers with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

Legally Protected Characteristics

Depending on the nature of our interaction with you, we may be required under state or federal law to collect certain information related to legally-protected characteristics. This may include your age, sex, race, national origin, or disability. We maintain this information to confirm our compliance with the law, or otherwise to provide you with information about products and services.

Professional, Educational or Employment-Related Information

We may collect certain professional, educational or employment-related information about you, as part of our transactions with you. We only use this information for the specific purposes described when it is collected or as required by law. At times, we may share this information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

[redacted]

[redacted]

D.R. Horton Smart Home Disclosure

Congratulations on your new D.R. Horton Smart Home! Your new home is equipped with technology that includes some or all of the following Internet-connected devices: a programmable thermostat; a door lock; a light switch; a touchscreen smart home control device; home security devices such as door and window contacts and motion detectors; a video doorbell; a garage door opener; and a smart speaker (collectively, "**Smart Home Technology**"), all of which are integrated by an automation platform hosted by Alarm.com. Other Smart Home Technology features may be offered for an additional charge. See your D.R. Horton sales representative for complete details on the Smart Home Technology included in your home.

Some or all of the Smart Home Technology may be installed ***after closing***, by a third-party installer or manufacturer ("**Provider**"). At that time, the Provider may activate certain components of the Smart Home Technology, provide training to you on how to use the Smart Home Technology, and provide information to you regarding additional services or products available for purchase.

The Alarm.com home automation-only application (the "**App**") is included at no charge to you for 36 months following the close of escrow on your home. Thereafter, the App may be purchased directly from the Provider for a monthly fee or, if you have contracted with the Provider for security monitoring services, the App is included with such security-monitoring [redacted] to provide you with training on how to use the Smart [redacted] or products available for purchase, D.R. Horton will [redacted] can get in touch with you via telephone, email or U.S. mail to schedule an appointment. For the Smart Home Technology to work, you must obtain and pay for your own Internet service, and you may need to purchase compatible devices and maintain accounts with third parties for the services. The Provider will discuss these requirements with you prior to the appointment to ensure the installation and activation goes smoothly. D.R. Horton may receive compensation from the Provider if you purchase additional services or products from the Provider.

IMPORTANT INSTALLATION DEADLINE: You have *120 days* from the date you close escrow on your home (the "**Deadline**") to schedule an appointment with the Provider. If you schedule an appointment with the Provider after the Deadline, you will be required to pay the Provider's then-current labor and equipment costs to install and activate certain components of the Smart Home Technology and to train you on how to use the Smart Home Technology.

PRIVACY DISCLOSURE: In connection with your purchase of a home from D.R. Horton, we will collect certain personal information from you. To learn more about the categories of personal information we collect, and how we may use or share that personal information, please view our Privacy Policy on our website at www.drhorton.com, as it may change from time to time.

COLLECTION OF INFORMATION BY DEVICES: The Smart Home Technology may collect information about you and your use of the device. This information is collected, used and analyzed by the third-party providers of the devices and the Alarm.com automation platform. Use of such information is governed by the terms, conditions, policies and practices of such third-party providers only. D.R. Horton recommends that you carefully review your agreements with, and other terms and conditions published by, these third-party providers, as well as additional information about the Smart Home Technology by visiting www.drhorton.com/smart-home. D.R. Horton does not collect any information from these devices about you or your use of the devices.

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I acknowledge and agree that D.R. Horton does not make any representations or warranties that any or all of the Smart Home Technology is secure, will meet any of my needs or will provide any level of physical or cyber security for my home or otherwise – even if the Smart Home Technology is working as intended.

Cell Phone #: [redacted]

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[redacted] 2022

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REALTOR®

NEW MEXICO ASSOCIATION OF REALT [redacted]
INFORMATION SHEET - PUBLIC IMPROVEMENT DISTRICT ACT - 2020

DESCRIPTION AND PURPOSE OF A PUBLIC IMPROVEMENT DISTRICT

A Public Improvement District (PID) is a means of financing the construction or improvement of local public improvements, such as streets, parks, sewer lines, drainage ways, recreational facilities etc. A PID may issue special levy bonds or general obligation bonds to pay for the improvements or maintenance. The debt service on the bonds (interest, principal etc.) is charged to the property owners within the district in the same manner as are their property taxes. In New Mexico, PIDs are governed by the Public Improvement District Act ("Act"), NMSA 1978, § 5-11-1 et.al.

FORMATION OF A PID

To form a PID, an application for formation of a PID must be submitted to the county or municipality in which the PID will be located ("Governing Body"), along with a petition signed by the owners of at least 25% of the real property proposed to be included in the PID. The Act sets forth the specific requirements of the application. Also, a general plan for the PID must be filed with the county clerk's office in the county in which the PID will be located. The Governing Body may then adopt a resolution declaring its intention to form a PID. The Act sets forth the specific requirements of the resolution. The resolution will direct that a hearing on the formation of the PID be scheduled and that notice be mailed and published as provided by the Act.

After the hearing, the governing body determines whether the PID should be formed based upon the interests, convenience or necessity of the owners, residents of the PID and citizens of the municipality or county in which the proposed PID would be located. If the Governing Body determines that the PID should be formed, it will adopt a resolution ordering that the PID be formed and that an election be held on the question of whether to form the PID.

A formation election shall include the owners of the real property located in the PID and the resident qualified electors. The term "owner" is specifically defined in the Act. Each owner has the number of votes or portions of votes equal to the number of acres or portions of acres owned by that owner in the proposed PID. A resident qualified elector is a person who resides within the boundaries of the PID and who is qualified to vote in the general elections held in the state.

APPROVAL OF PROPOSED IMPROVEMENTS

The PID is governed either by a PID board comprised of the members of the Governing Body or by a board of five directors initially appointed by the Governing Body. Before constructing any public infrastructure improvement, the PID board must approve a study of the feasibility and benefits of the public infrastructure improvement project proposed. The elements of the study are dictated by the Act. Prior to approval of a project, the PID board must provide notice and opportunity to comment to the owners and the Governing Body. For improvements undertaken by the PID after formation, the PID board must hold a public hearing on the study. After the hearing, the PID board may reject, amend or approve the report. If the report is amended substantially, a new hearing shall be held before approval of the project. If the report is approved, the PID board will adopt a resolution approving the public infrastructure improvement, identifying the areas benefited, the expected method of financing and an appropriate system of providing revenues to operate and maintain the project.

GENERAL OBLIGATION AND SPECIAL LEVY BONDS

In order to provide money for any public infrastructure purpose consistent with the general plan, the district board may call for an election to approve a general obligation bond and/or for a hearing to determine whether a special levy should be imposed.

General obligation bonds issued by the Governing Body are secured by a pledge of the Governing Body's ad valorem taxing power. The owners and resident qualified electors must vote to authorize the PID to issue general obligation bonds and a levy of property tax to pay the debt service on the bonds. The bond election may be held in conjunction with the formation election.

The district board may also hold hearings to determine whether a special levy should be imposed, and special levy bonds issued. A special levy is a charge imposed against a property in a particular locality because that property receives a special benefit by virtue of some public improvement, separate and apart from the general benefits accruing to the public at large. For example, if a special levy bond is issued to pay for road improvements on a certain street, only the houses and other buildings on that street will pay the special levy. Unless a local government has enacted an ordinance providing a greater limitation, no special levy bonds may be issued if at the time of issuance of such bonds the estimated total tax and assessment obligation for a class of property, including projected ad valorem taxes and special levies as provided in the feasibility study exceeds a threshold amount as dictated by the Act.

FAILURE TO PAY GENERAL OBLIGATION OR SPECIAL LEVY BOND TAXES/LEVIES

For both general obligation and special levy bonds, the PID board is responsible for imposing and causing the levy to be collected annually on all property within the PID that is subject to the levy to satisfy the debt service on the bonds, at the same time and in the same manner as property taxes are levied and collected. A PID's levy constitutes a lien on all taxable property within the PID subject to the levy. Such lien(s) may be foreclosed in the same manner as other property tax liens under the laws of the state. Liens will include delinquencies and interest. Also, when owners of property located within a PID fail to pay their taxes as required, the PID board may increase the levy or rate for the remaining property owners within the PID to meet the debt obligations.

SELLER'S REQUIRED DISCLOSURES

Effective July 1, 2013, **PRIOR TO** a seller whose lot is located within a PID being able to accept an offer to purchase, the seller, seller's agent or seller's broker must provide the potential buyer a written notice of the following information:
1) information that the property is within a PID; 2) the purpose of the PID; 3) an explanation that the purchaser is obligated to pay any property tax or special levy that is imposed by the PID board; 4) an explanation that the property tax or special levy imposed by the PID board is in addition to any other state, county or other local governmental taxes and assessments; 5) information that the failure to pay the property tax or special levy could result in the foreclosure of the property; 6) information that more information concerning the rate of the property tax or the amount of the assessment and the due dates of each may be obtained from the Governing Body; and 7) information that a feasibility study was completed as part of the formation of the PID and that the feasibility study is available through the Governing Body.

In addition, the seller, seller's agent or seller's broker must provide the following: For special bonds, 1) if a special levy has not been authorized by the PID board, information that a special levy has not been authorized; or 2) if a special levy has been authorized by the PID board: a) the maximum special levy that is authorized to be imposed upon the property in the PID; or b) that the special levy to be imposed on the property in the PID has been prepaid in full as provided in the rate or method of apportionment.

For general obligation bonds: 1) if general obligation bonds have not been issued, information that general obligation bonds have not been issued; or 2) if general obligation bonds have been issued: a) the amount of general obligation bonds that are outstanding; b) the amount of annual debt service on outstanding general obligation bonds; c) that the maximum rate and amount of property taxes that may be imposed upon the property in the PID are limited only by the amount of debt outstanding; and d) the estimated or projected annual mill levy or special levy per one thousand dollars ($1,000) of assessed value as of the date of the disclosure with an explanation that the estimated levy or rate may be increased by the PID board when necessary to meet debt obligations.

All information regarding the special levy bonds and general obligation bonds, as well as information that failure to pay the property tax or special levy could result in the foreclosure of the property must be set apart in a clear and conspicuous manner and in at least twelve-point bold type. See NMAR Form 4550, Public Improvement District Disclosure. There is no explicit provision in the Act that allows a potential purchaser to waive receipt of these disclosures prior to the seller accepting the offer.

LOCATING INFORMATION ABOUT THE PID

All PIDs are required to file and record with the county clerk the resolution ordering formation of the PID, the general plan of the PID and the canvass of any general obligation bond election. In addition, PIDs formed AFTER December 31, 2013 must file and record within 30 days before June 1 and December 1 of each year the contact information for the PID Board and the required information set forth in the Seller's Required Disclosure Section above. Sellers are required to disclose the

[redacted]

information set forth in the above section regardless of when the PID was formed. Because PIDs formed prior to December 31, 2013 are not required to file with the county clerk's office the information set forth above in the Seller's Required Disclosure Section, for properties located in PIDs formed prior to December 31, 2013, sellers will likely have to obtain the Seller Required Disclosure information directly from the PID and/or the Governing Body.

Initials DS [redacted] 11/23/2022
Buyer Date

SELLER'S FAILURE TO DISCLOSE THE REQUIRED INFORMATION
In the event of a finalized sale, a buyer who suffers any loss of money or property, real or personal, as a result of a violation of a Seller or Seller's agent or broker not providing this information **BEFORE** accepting an offer to purchase may bring an action to recover actual damages and may be granted injunctive relief under the principles of equity and on terms that the court considers reasonable. Additionally, the court will award attorney fees and costs to the buyer if the buyer prevails and actual damages are awarded to the buyer or to the party charged with a violation, but only if the court finds the buyer's claims were groundless. The relief provided by the Act is in addition to remedies otherwise available against the same conduct under the common law or other laws of the state.

EXCEPTIONS TO THE SELLER'S DISCLOSURE REQUIREMENTS
These Seller Disclosure Requirements do not apply to a transfer: 1) of property under a court order or foreclosure sale; 2) of property by a trustee in bankruptcy; 3) of property to a mortgagee by a mortgagor or successor in interest or to a beneficiary of a deed of trust by a trustor or successor in interest; 4) of property by a mortgagee or a beneficiary under a deed of trust who has acquired the land at a sale conducted under a power of sale under a deed of trust or a sale under a court-ordered foreclosure or has acquired the land by a deed in lieu of foreclosure; 5) of property by a fiduciary in the course of the administration of a decedent's estate, guardianship, conservatorship or trust; 6) of property from one co-owner to another co-owner of an undivided interest in the real property; or 7) of only a mineral interest or leasehold interest.

FOR ADDITIONAL INFORMATION ON PIDS IN GENERAL AND/OR A SPECIFIC PID, PARTIES SHOULD CONSULT WITH THE SPECIFIC PID, THE GOVERNING BODY IN WHICH THE PROPERTY IS LOCATED AND AN ATTORNEY.

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REALTOR®

EQUAL HOUSING OPPORTUNITY

RANM 4600

NEW MEXICO ASSOCIATION OF REALTORS®
INFORMATION SHEET - HOMEOWNERS' ASSOCIATION - 2020

DESCRIPTION AND PURPOSE OF A HOMEOWNERS' ASSOCIATION

A homeowners' association (HOA) is an organization of homeowners of a particular neighborhood, subdivision or planned unit development. Generally, HOAs provide services for, regulate the activities of, levy assessments against, and/or impose fines on owners of property located within the HOA; assessments or dues are typically used to pay for expenses that arise from having and maintaining common property within the development. The law does not require that an HOA be incorporated.

Under the Homeowners' Association Act ("Act") which took effect July 1, 2013, an HOA must be identified in a recorded declaration. The HOA declaration is an instrument that imposes certain responsibilities on the HOA and gives certain authority to the HOA. Other specific rights and obligations of the HOA are set forth in additional HOA documents, such as the HOA's bylaws and policies. Collectively, these documents are referred to as the HOA's "Community Documents". Except as provided for in the Community Documents, the HOA's Board of Directors ("Board") acts on behalf of the HOA. Generally, the HOA Act does not apply to a condominium governed by the Condominium Act. However, in the event a condominium that falls under the Condominium Act is also part of a larger HOA, then both the Condominium Act and the HOA Act may apply.

NOTICE THAT PROPERTY IS LOCATED IN AN HOA

Under the Act, HOAs organized after July 1, 2013 must record a declaration in the office of the county clerk of the county in which the real property affected is situated at the time the HOA is organized and must file a Notice of HOA within 30 days after the filing of the declaration. HOAs organized prior to July 1, 2013 must record a Notice of HOA by June 30, 2014. The Act sets forth the specific content requirements of the Notice of HOA. If the HOA fails to record the Notice of HOA pursuant to the Act, the HOA is prohibited from charging any assessment, fining for late payments of an assessment or enforcing a lien for non-payment of assessments until such time as the HOA records the Notice of HOA.

DECLARANT CONTROL

The Act defines a declarant as the person or group of persons designated in a declaration as declarant or, if no declarant is designated, the person or group of persons who sign the declaration and their successors or assigns who may submit property to a declaration. Typically, the declarant is the developer of the subdivision or community. Except in the case of master planned communities (as this term is defined in the Act), the Act dictates when control of the HOA will transfer from the declarant to the property owners. The Act also outlines additional provisions governing declarant control.

HOA ASSESSMENTS AND LIENS

The Community Documents set forth the HOA's right to assess homeowners and the amounts of such assessments. The Act provides that HOAs shall have a lien on a property for any assessment levied against that property or for fines imposed against that property's owner from the time the assessment or fine becomes due. If an assessment is payable in installments, the full amount of the assessment shall be a lien from the time the first installment becomes due. Within 10 business days of a written request by a property owner, the HOA must furnish the property owner with a recordable statement setting forth the amount of unpaid assessments against the property owner's property.

PROPERTY OWNERS' RIGHT TO REVIEW HOA RECORDS

Within 10 business days of a written request by a property owner, an HOA must make all financial and other records of the HOA available for examination by the Property Owner. An HOA cannot charge a fee for making financial and other records available for review; however, it may charge a reasonable fee for copies. Under the Act, "financial and other

[redacted] 22

NEW MEXICO ASSOCIATION OF REALTORS®
INFORMATION SHEET - HOMEOWNERS' ASSOCIATION - 2020

records" include: 1) the declaration of the HOA; 2) the name, address and telephone number of the designated agent of the HOA; 3) the bylaws of the HOA; 4) the names of all HOA members; 5) minutes of all meetings of the HOA's property owners and Board for the previous five years, other than executive sessions, and records of all actions taken by a committee in place of the Board or on behalf of the HOA for the previous five years; 6) the operating budget for the current fiscal year; 7) current assessments, including both regular and special assessments; 8) financial statements and accounts, including amounts held in reserve; 9) the most recent financial audit or review, if any; 10) all current contracts entered into by the HOA or the Board on behalf of the HOA; and 11) current insurance policies, including company names, policy limits, deductibles, additional named insured's and expiration dates for property, general liability and HOA director and officer professional liability, and fidelity policies.

ANNUAL BUDGET AND AUDIT

The Act provides that the HOA must adopt an annual budget and provide the same to the property owners within 30 calendar days from adoption. The HOA of a planned community or development consisting of 100 or more properties must conduct an annual review or compilation of the HOA's records or if required by the Community Documents, an annual audit by a certified public accountant. The audit, review or compilation must be completed no later than 180 days after the end of the HOA's fiscal year. In the case of an HOA managing a development with fewer than 100 properties, unless otherwise provided for in the Community Documents, upon a majority vote of all of the property owners, the Board must conduct a financial audit, review or compilation of the HOA; the cost thereof must be assessed as a common expense. Under either scenario, the audit, review or compilation must be made available upon request to the members of the HOA within 30 days after its completion.

SELLERS DISCLOSURES AND HOA DISCLOSURE CERTIFICATE

The Act provides that a seller of property located in an HOA must provide the potential buyer with the following documents prior to the closing date: 1) the declaration of the HOA; 2) the bylaws of the HOA; 3) the covenants, condition and restrictions applicable to the property at issue; and 4) the rules of the HOA. In addition, no later than seven (7) days prior to closing, the seller must provide the buyer with a Disclosure Certificate from the HOA. The Disclosure Certificate must include the following: 1) a statement disclosing the existence and terms of any right of first refusal or other restraint on the free alienability of the property; 2) a statement setting forth the amount of the monthly common expense assessment and any unpaid common expense or special assessment currently due and payable from the selling property owner; 3) a statement of any other fees payable by property owners; 4) a statement of any capital expenditure anticipated by the HOA and approved by the board for the current fiscal year and the two next succeeding fiscal years; 5) a statement of the amount of any reserves for capital expenditures and of any portions of those reserves designated by the HOA for any approved projects; 6) the most recent regularly prepared balance sheet and income and expense statement, if any, of the HOA; 7) the current operating budget of the HOA; 8) a statement of any unsatisfied judgments or pending suits against the HOA and the status of any pending suits material to the HOA of which the HOA has actual knowledge; 9) a statement describing any insurance coverage provided for the benefit of property owners and the Board of the HOA; 10) a statement of the remaining term of any leasehold estate affecting the HOA and the provisions governing any extension or renewal thereof; and 11) the contact person and contact information for the HOA. Upon written request by a property owner, the HOA must provide the Disclosure Certificate within 10 business days. A property owner is not liable to a buyer for failure or delay of the HOA to provide the Disclosure Certificate in a timely manner or for any erroneous information provided by the HOA and included in the Disclosure Certificate. Upon receiving the Disclosure Certificate, a purchaser has seven (7) days to terminate the purchase agreement. If the purchaser terminates the purchase agreement, the seller must refund any fees and/or earnest money paid by the buyer within 15 days of termination.

A disclosure certificate is not required in the case of a disposition: 1) pursuant to court order; 2) by a government or governmental agency (Freddie Mac and Fannie Mae are ***not*** government entities); 3) by foreclosure (this refers to the court-ordered foreclosure sale; it does not apply to the sale of bank-owned properties even if the bank/lender acquired the property at a foreclosure sale); 4) by deed given to a lender in lieu of foreclosure; or 5) that may be canceled at any time

Do[redacted]

[redacted] without penalty.

DS

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DS

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REALTOR®

EQUAL HOUSING OPPORTUNITY

RANM 4650

NEW MEXICO ASSOCIATION OF REALTORS® SELLER'S DISCLOSURE OF HOMEOWNERS' ASSOCIATION DOCUMENTS - 2020

This Disclosure is part of the Purchase Agreement – Residential dated **11/17/2022**, between **Arrived Holdings Inc. and Arrived Holdings LLC** ("Buyers") and **DR Horton Inc.** ("Seller") and relating to the following Property:

Lot , 10633 Caresso Loop SW, ALBUQUERQUE, NM 87121, Aspire
a Subdivision in BERNALILLO County, New Mexico

The Property is located in a Homeowners' Association (HOA). An HOA is an organization of homeowners of a particular subdivision or planned unit development that has certain rights and obligations as set forth in the HOA's community documents. The New Mexico HOA Act governs HOAs that are not otherwise governed by the New Mexico Condominium Act. For more information on HOAs, refer to NMAR Form 4600, HOA Information Sheet.

1. **DISCLOSURES OF HOA DOCUMENTS.** The New Mexico HOA Act requires Seller or Seller's agent/broker to provide the following HOA Documents to Buyer. Unless otherwise noted herein, the term "Electronic Delivery" as used herein refers to delivery of the documents by electronic mail (e-Mail). If Seller indicates any of the below HOA Documents are "unavailable", the Seller should complete and the Seller and Buyer should sign NMAR Form 4675 – Seller's Notification of Unavailability of Homeowners' Association Documents.

		Attached Hereto	Date of Electronic Delivery	Unavailable
A.	Declaration of the HOA (other than the plats and plans)	☐ Exhibit ___	11/17/2022	_________
B.	Bylaws of the HOA	☐ Exhibit ___	11/17/2022	_________
C.	Rules of the HOA	☐ Exhibit ___	11/17/2022	_________
D.	Covenants, Conditions and Restrictions (applicable to the Property)	☐ Exhibit ___	11/17/2022	_________
E.	Disclosure Certificate from the HOA	☐ Exhibit ___	__________	_________

2. **BUYER'S RIGHT TO TERMINATE THE PURCHASE AGREEMENT.**
   A. HOA DISCLOSURE CERTIFICATE: Per the New Mexico HOA Act, Buyer or Buyer's agent/broker has the right to terminate the Purchase Agreement within seven (7) days after receiving the **HOA Disclosure Certificate**. If after receiving the HOA Disclosure Certificate, a Buyer elects to terminate the Purchase Agreement, such termination shall be without penalty and all earnest money or other fees paid by the Buyer to the Seller before termination will be refunded to Buyer within 15 days. For Buyer to waive any portion of the seven (7) day review period, please see NMAR Form 4750 - Buyer's Waiver Of Any Portion Of HOA 7-Day Review Period. IF THERE IS CONFLICT BETWEEN THIS PROVISION AND ANY PROVISION OF THE PURCHASE AGREEMENT, THIS PROVISION SHALL CONTROL.
   B. ALL OTHER HOA DOCUMENTS: Buyer shall have the timeframe provided for in the Purchase Agreement for review of and objection to all HOA Documents listed in Paragraph 1, except the HOA Disclosure Certificate, which is governed by Paragraph 2(A) above. In the event Buyer terminates the Purchase Agreement based on Buyer's review of any HOA Document listed in Paragraph 1, except the HOA Disclosure Certificate, distribution of the earnest money shall be governed by the Purchase Agreement.

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DS

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BY HIS INITIALS HERETO, BUYER ACKNOWLEDGES THAT BUYER HAS RECEIVED THE FOLLOWING DOCUMENTS EITHER AS EXHIBITS TO THIS ADDENDUM OR IN ELECTRONIC FORM:

[redacted]

☐The Declaration of the HOA
☐The Rules of the HOA
☐The Covenants, Conditions and Restrictions (CC & Rs) applicable to the Property
☐The Bylaws of the HOA
☐A Disclosure Certificate from the HOA

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DocuSign

Certificate Of Completion

Envelope Id: C06AC6087CAB4D68A5BE214A06985BD3
Subject: Purchase Agreement for Property at 10633 Caresso Loop SW,
Source Envelope:
Document Pages: 56
Certificate Pages: 6
AutoNav: Enabled
EnvelopeId Stamping: Enabled
Time Zone: (UTC-06:00) Central Time (US & Canada)

Signatures: 27
Initials: 43

Status: Completed

Envelope Originator:
Home Sales
1341 Horton Circle
Arlington, TX 76011
noreply-edocs@drhorton.com
IP Address: 199.36.190.2

Record Tracking

Status	Holder	Location
Status: Original 11/23/2022 11:32:56 AM	Holder: Home Sales noreply-edocs@drhorton.com	Location: DocuSign

Signer Events [redacted]imestamp

[redacted]	[redacted] Signature Adoption: Pre-selected Style Using IP Address: 184.182.124.143	[redacted]t: 11/23/2022 11:33:03 AM [redacted]wed: 11/23/2022 11:59:11 AM [redacted]ned: 11/23/2022 1:45:30 PM

Electronic Record and Signature Disclosure:
Accepted: 11/23/2022 11:59:11 AM
ID: bdd47895-e168-4a74-b3c1-8e98b4d1a24c

[redacted]M	[redacted] [redacted]gnature [redacted]opt on: [redacted]re-se ecte [redacted]ty e Using IP Address: 104.129.206.91	Sent: 11/23/2022 11:33:03 AM Resent: 11/29/2022 10:23:49 AM Viewed: 11/29/2022 10:23:59 AM Signed: 11/29/2022 10:24:17 AM

Electronic Record and Signature Disclosure:
Accepted: 11/29/2022 10:23:59 AM
ID: a58e0285-8299-451a-8236-dd11288d2889

[redacted]0-0000-0000-000000000000 11/23/2022 3:35:55 AM	[redacted] Signature Adoption: Pre-selected Style Using IP Address: 165.225.217.70	[redacted]ent: 11/23/2022 11:33:03 AM [redacted]iewed: 11/23/2022 11:36:20 AM [redacted]igned: 11/23/2022 11:37:02 AM

Electronic Record and Signature Disclosure:
Accepted: 11/23/2022 11:36:20 AM
ID: 48a731ee-34ae-41f0-bf00-9d905237fb9f

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	11/23/2022 11:33:03 AM
Certified Delivered	Security Checked	11/23/2022 11:36:20 AM
Signing Complete	Security Checked	11/23/2022 11:37:02 AM
Envelope Updated	Security Checked	11/29/2022 10:23:49 AM
Envelope Updated	Security Checked	11/29/2022 10:23:49 AM
Completed	Security Checked	11/29/2022 10:24:17 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

[redacted]

CONSENT TO ELECTRONIC RECEIPT OF CONSUMER DISCLOSURES REGARDING YOUR HOME PURCHASE CONTRACT AND ELECTRONIC SIGNATURE OF YOUR HOME PURCHASE CONTRACT

D.R. Horton, America's Builder (hereinafter "we," "us" or the "Company") is required by law to provide you certain written notices and disclosures about your home purchase contract (collectively, "Disclosures"). Set forth below are the terms and conditions for providing Disclosures to you electronically. In addition, we provide you with the option of electronically executing, through the DocuSign, Inc. ("DocuSign") electronic signing system ("DocuSign System"), all documents comprising your home purchase contract including, but not limited to, the home purchase contract and related contract addenda, Disclosures, amendments and change orders (hereinafter referred to as "Your Contract"). The terms and conditions regarding such electronic signature are also set forth below.

Please read carefully and thoroughly the information below. If you can access this information electronically, to your satisfaction, and agree to receive Disclosures electronically and to execute Your Contract with us electronically through the DocuSign System, in accordance with these terms and conditions, please confirm your agreement by clicking the "I agree" button at the bottom of this document. If you do not agree, you will receive Disclosures in paper format, and you will be required to sign paper copies of Your Contract in ink. If Your Contract and Disclosures are provided to you in paper format, there will be no charge or expense to you. The terms and conditions set forth below and your agreement to these terms and conditions will apply to all transactions related to Your Contract conducted between you and the Company through the DocuSign System. **You are not required to receive or execute documents comprising Your Contract electronically.**

Right to Obtain Paper Copies

At any time, you may request from us a paper copy of Your Contract or Disclosures that we previously made available to you electronically. You will have the ability to download and print documents that we send to you through the DocuSign System during, and immediately after, a signing session and, if you elect to create a DocuSign signer account, you may access such documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you a paper copy of any such document, you may request a paper copy from us by following the procedure described below under "Procedure to Request Paper Copies of Your Contract and Disclosures Regarding Your Contract from the Company." We will not charge you any fees for one paper copy of any such requested document.

Right to Withdraw Your Consent

If you decide to receive Disclosures from us electronically and to execute Your Contract with us electronically through the DocuSign System, you may, at any time thereafter, change your mind and tell us that you now wish to receive Disclosures only in paper format and to execute Your Contract with an ink signature. How you must inform us of your decision to receive future Disclosures in paper format, execute Your Contract with an ink signature and withdraw your consent: (i) to receive Disclosures and (ii) to execute Your Contract electronically is described

below under "Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract."

Consequences of Changing Your Mind

If you elect to receive required Disclosures only in paper format and execute Your Contract with an ink signature, it will slow the speed at which we can complete certain steps in the home purchase transaction with you and deliver certain related services to you because we must send the required Disclosures and Your Contract to you in paper format, and then wait until we receive your acknowledgment of your receipt of such paper Disclosures and Your Contract, including any required signatures.

All Disclosures Regarding Your Contract Will Be Sent to You Electronically

Unless you tell us otherwise in accordance with the procedures described herein, all Disclosures and Your Contract will be provided to you electronically through the DocuSign System. To reduce the chance of you inadvertently not receiving a Disclosure or a document comprising Your Contract, we prefer to provide all required Disclosures and Your Contract documents to you by the same method (electronically or in paper format) and, if electronically, to one email address. Thus, you can receive all Disclosures and Your Contract electronically or in paper format via mail. If you do not agree to electronic receipt, please let us know as described below under "Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract." Please also see the paragraph immediately above that describes the consequences of electing not to receive Disclosures and Your Contract documents electronically.

Procedure to Contact the Company

You may send an email message, as described below, to support-edocs@drhorton.com: (i) to let us know of any changes as to how we may contact you electronically, (ii) to request paper copies of certain information from us, and (iii) to withdraw your prior consent to receive Disclosures and execute Your Contract electronically.

Procedure to Advise the Company of Your New Email Address

To let us know of a change in the email address where you wish to receive Disclosures and Your Contract electronically, you must send an email message to support-edocs@drhorton.com. In the body of such request, you must state: your previous email address and your new email address. We do not require any other information from you to change your email address.

In addition, you must notify DocuSign to arrange for your new email address to be reflected in your DocuSign account by following the process for changing an email address in the DocuSign System.

Procedure to Request Paper Copies of Your Contract and Disclosures Regarding Your Contract from the Company

To request delivery from us of a paper copy of any Disclosure previously provided to you electronically or any document comprising Your Contract that you executed electronically, you must send an email to support-edocs@drhorton.com and in the body of such request you must state your email address, full name, US Postal address, telephone number and property address for the home you are purchasing or have purchased.

Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract

To inform us that you no longer wish to receive future Disclosures in electronic format or that you have changed your mind regarding the use of the DocuSign System to execute Your Contract electronically, you must either:

i. decline to sign Your Contract within your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or

ii. send an email to support-edocs@drhorton.com and, in the body of such request, state your email address, full name, U.S. Postal address, telephone number and property address for the home you are purchasing or have purchased. We do not need any other information from you to withdraw your consent.

As a result of your consent withdrawal, you will no longer be able to use the DocuSign System to receive Disclosures electronically or to sign Your Contract electronically. Withdrawal of your consent will not, however, affect the legal validity and enforceability of any Disclosure that you previously received electronically or of any documents that comprise Your Contract that you previously executed electronically. Any withdrawal of your consent will be effective immediately. We will not charge you a fee for withdrawal of your consent.

Required* Hardware and Software

Operating Systems:	Windows® XP, Windows Vista®; Windows 7; Mac OS® X
Browsers:	Final release versions of Internet Explorer® 7.0 or above (Windows only); Mozilla Firefox 3.0 or above (Windows and Mac); Safari™ 3.0 or above (Mac only); Google Chrome 5.0 or above.
Mobile Signing:	Apple iOS 4.0 or above; Android 2.2 or above.
PDF Reader:	Acrobat® or similar software may be required to view and print PDF files
Screen Resolution:	1024 x 768 minimum
Enabled Security Settings:	Allow per session cookies

*These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.

Acknowledging Your Access and Consent to Receive Materials Regarding Your Contract Electronically and Execute Your Contract Electronically

To confirm to us that you can access this information electronically, which will be similar to other Disclosures and documents comprising Your Contract that we will provide to you, please verify, by clicking the "I agree" button below, that: (i) you were able to read this electronic disclosure and that you also were able to print this page on paper or electronically save it for your future reference and access or (ii) that you were able to email this disclosure to an address where you will be able to print it on paper or save it for your future reference and access. Further, if you consent to receiving Disclosures in electronic format and to execute Your Contract through the DocuSign System on the terms and conditions described above, please let us know by clicking the "I agree" button below.

By checking the "I agree" box, I confirm that:

- **I can access and read this electronic CONSENT TO ELECTRONIC RECEIPT OF CONSUMER DISCLOSURES REGARDING YOUR HOME PURCHASE CONTRACT AND ELECTRONIC SIGNATURE OF YOUR HOME PURCHASE CONTRACT; and**
- **I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and**
- **Until or unless I notify the Company as described above, I consent to receive and to execute through electronic means, all Disclosures and all Your Contract documents.**